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                                                                     EXHIBIT 2.1



                      AGREEMENT AND PLAN OF REORGANIZATION


                     dated as of the 21st day of June, 1999


                                 by and between




                               PETROCHEMNET, INC.,




                          PETROCHEMNET HOLDINGS, INC.,

                              PCN MERGER SUB, INC.



                                       and



                               EARL H. ARMSTRONG,
                                TERESA A. ACOSTA,
                                WILLIAM P. BARRY
                                       and
                                  FRED B. COOK



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                      AGREEMENT AND PLAN OF REORGANIZATION

           THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made as of the 21st day of June, 1999, by and among PETROCHEMNET, INC., a Delaware corporation ("PetroChemNet"), PETROCHEMNET HOLDINGS, INC., a Delaware corporation ("Holdings"), PCN MERGER SUB, INC., a Delaware corporation and wholly-owned subsidiary of Holdings ("MergerCo"), the stockholders of Holdings, Earl H. Armstrong, Teresa A. Acosta, and William P. Barry (the "Stockholders"), and Fred B. Cook ("Cook").

                               W I T N E S S E T H:

           WHEREAS, PetroChemNet wishes to acquire all of the outstanding capital stock of CheMatch, Inc. ("CheMatch"), all of the outstanding capital stock of which is owned by Cook and Holdings; and

           WHEREAS, for various business reasons, the parties wish to enter into certain transactions that are described herein in order to facilitate such acquisition; and

           WHEREAS, in connection with these various transactions, the Board of Directors of each of PetroChemNet, Holdings, and MergerCo deem it advisable and in the best interests of that company and that company's stockholders that MergerCo merge with and into PetroChemNet pursuant to this Agreement, the Plan of Merger set forth as Exhibit A hereto (the "Plan of Merger") and the applicable provisions of the laws of the State of Delaware, with PetroChemNet as the surviving corporation, such transaction sometimes being herein called the "Merger," and that, following the Merger, certain shares of capital stock of Holdings held by the Stockholders be repurchased by Holdings in exchange for cash, substantially all of the assets and liabilities of Holdings, subject to certain exceptions as provided herein, and certain other consideration, such assets and liabilities to be distributed to a newly-formed company owned or controlled by the Stockholders ("New DeWitt"), together with certain cash payments to be made by Holdings to those

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Stockholders (the transactions involving the repurchase of shares of capital stock of Holdings from the Stockholders by the Company being referred to herein as the "Stock Repurchase Transactions"); and

           WHEREAS, the Boards of Directors of each of PetroChemNet and MergerCo (the "Constituent Corporations") have approved and adopted this Agreement as a plan of reorganization (a "tax-free reorganization") within the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

           NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.         PLAN OF REORGANIZATION

           1.1        THE MERGER.

                      (a) THE MERGER. At the Effective Time (as defined in
Section 2 below), MergerCo shall be merged with and into PetroChemNet pursuant to this Agreement and the Plan of Merger and the separate corporate existence of MergerCo shall cease. PetroChemNet, as it exists from and after the Effective Time, is sometimes hereinafter referred to as the "Surviving Corporation," and PetroChemNet and MergerCo, as they exist prior to the Effective Time, are sometimes referred to as the "Constituent Corporations."

                      (b) EFFECTS OF THE MERGER. The Merger shall have the effects provided therefor by the provisions of the Delaware General Corporation Law ("DGCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time (i) all the rights, privileges, powers and franchises, of a public as well as of a private nature, and all property, real, personal and


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mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choses in action, and all and every other interest of or belonging to or due to the Constituent Corporations shall be taken and deemed to be transferred to, and vested in, the Surviving Corporation without further act or deed; (ii) all property, rights and privileges, powers and franchises and all and every other interest of the Constituent Corporations shall be thereafter as effectively the property of the Surviving Corporation as they were of the Constituent Corporations; and (iii) all debts, liabilities, duties and obligations of the Constituent Corporations shall become the debts, liabilities and duties of the Surviving Corporation and the Surviving Corporation shall thenceforth be responsible and liable for all the debts, liabilities, duties and obligations of the Constituent Corporations and neither the rights of creditors nor any liens upon the property of the Constituent Corporations shall be impaired by the Merger, and may be enforced against the Surviving Corporation.

                      (c) ARTICLES OF INCORPORATION; BYLAWS; DIRECTORS AND OFFICERS. The Certificate of Incorporation of the Surviving Corporation from and after the Effective Time shall be the Certificate of Incorporation of PetroChemNet as in effect immediately prior to the Effective Time until thereafter amended in accordance with the provisions therein and as provided by the DGCL. The Bylaws of the Surviving Corporation from and after the Effective shall be the Bylaws of MergerCo as in effect immediately prior to the Effective Time, continuing until thereafter amended in accordance with their terms and the Articles of Incorporation of the Surviving Corporation and as provided by the DGCL. The initial directors of the Surviving Corporation shall be the directors of Holdings in office immediately prior to the Effective Time, in each case until their successors are duly elected and qualified, and the initial officers of the Surviving Corporation shall be the officers of PetroChemNet in office immediately prior to the Effective Time, in each case until their successors are duly elected and qualified.


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           1.2 CONVERSION OF SECURITIES IN THE MERGER. At the Effective Time, by
virtue of the Merger and without any action on the part of PetroChemNet, Holdings, or any Stockholder, the shares of capital stock of each of the Constituent Corporations shall be converted as follows:

                      (a) Capital Stock of PetroChemNet. Each issued and outstanding share of common stock, no par value per share, of PetroChemNet ("PetroChemNet Common Stock") shall be converted into and exchanged for three hundred (300) shares of validly issued, fully paid and non-assessable common stock, $0.01 par value per share, of Holdings (the "Holdings Common Stock"). Each outstanding option, right, warrant or other similar security of PetroChemNet shall be converted into one option, right, warrant or similar security of Holdings with the same rights, preferences and other characteristics of such PetroChemNet option, right, warrant or similar security, except that each such option, right, warrant or similar security shall be exercisable or convertible into such number of shares of Holdings Common Stock as equals the number of shares of PetroChemNet Common Stock into which it was exercisable or convertible immediately prior to the Effective Time multiplied by three hundred
(300). Each stock certificate or other instrument of PetroChemNet evidencing ownership of outstanding shares of capital stock or other securities of PetroChemNet shall, from and after the Effective Time, evidence ownership of an appropriate number of shares of the type of capital stock or other securities or rights of Holdings as is contemplated in this subsection (a). The shares of Holdings Common Stock and/or other securities, as appropriate, to be received by the holder of shares of capital stock and other securities of PetroChemNet pursuant to the Merger are referred to as the "Merger Consideration." All such shares of capital stock or other securities of PetroChemNet that were outstanding immediately prior to the Merger, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and


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each holder of a certificate or other instrument representing any such shares or other securities shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration to be issued or paid in consideration therefor upon the surrender of such certificates or instruments in accordance with Section 1.3 of this Agreement.

                      (b) Conversion of Shares of Capital Stock of MergerCo. Each issued and outstanding share of common stock, $0.01 par value per share, of MergerCo shall be converted into and exchanged for one share of validly issued, fully paid and non-assessable common stock, no par value per share, of the Surviving Corporation. All such shares of capital stock of MergerCo that were outstanding immediately prior to the Merger, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and Holdings, as the sole holder of certificates representing any such shares shall cease to have any rights with respect thereto, except the right to receive the number and class of shares of capital stock of the Surviving Corporation to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 1.3 of this Agreement.

                      (c) Dissenter's Rights. Notwithstanding anything in this Agreement to the contrary, shares of PetroChemNet Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by any stockholder of PetroChemNet who has the right (to the extent such right is available by law) to demand and receive payment of the fair value of his, her or its shares of PetroChemNet Common Stock (the "Dissenting Shares") pursuant to the provisions of Section 262 of the DGCL (the "Appraisal Statute"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but shall be governed by the Appraisal Statute unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such right under the Appraisal Statute (holders of shares of PetroChemNet Common Stock who


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demand appraisal of such shares under the Appraisal Statute and who have not (i)
failed to perfect, (ii) withdrawn or (iii) lost such appraisal rights shall be referred to as "Dissenting Stockholders"). If any such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares of PetroChemNet Common Stock shall thereupon be deemed at the Effective Time to have been converted into and to have become exchangeable for the right to receive the applicable Merger Consideration without any interest thereon. If any Dissenting Stockholders shall become entitled to receive payment for their Dissenting Shares pursuant to the Appraisal Statute, such payment shall be made by the Surviving Corporation. PetroChemNet shall give the other parties prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other documents delivered and/or received by it pursuant to the Appraisal Statute, which parties shall jointly agree on all negotiations and proceedings with respect to demands for appraisal under the Appraisal Statute. The parties acknowledge that, pursuant to the Appraisal Statute, PetroChemNet shall be required to deliver to each of its stockholders who do not waive their rights under the Appraisal Statute notice of the availability of such rights within 10 days after the Effective Time, and each of the parties agrees to take all such actions as may be required to effect such delivery and otherwise comply with the provisions of the Appraisal Statute.

           1.3  EXCHANGE OF CERTIFICATES IN CONNECTION WITH THE MERGER.

                      (a) Surviving Corporation to Provide Common Stock. Promptly after the Effective Time, Holdings shall cause to be made available the shares of Holdings Common Stock and other securities issuable pursuant to
Section 1.2 and the Plan of Merger in exchange for outstanding shares of capital stock and other securities of PetroChemNet.

                      (b) Certificate Delivery Requirements. At the Effective Time, the PetroChemNet stockholders shall deliver to the Surviving Corporation the certificates (the "Certificates")


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representing PetroChemNet Common Stock, duly endorsed in blank by the holder thereof, or accompanied by blank stock powers, and with all necessary transfer tax and other revenue stamps, acquired at the holder's expense, affixed and canceled. Each holder promptly shall cure all deficiencies with respect to the endorsement of the Certificates or other documents of conveyance with respect to the stock powers accompanying such Certificates. The Certificates so delivered shall forthwith be canceled. Until delivered as contemplated by this Section 1.3(b), each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration as provided by this Section 1 and the provisions of the DGCL.

                      (c) No Further Ownership Rights in Capital Stock of PetroChemNet and MergerCo. (i) All Holdings Common Stock, and other Holdings securities delivered upon the surrender for exchange of shares of PetroChemNet capital stock and securities in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such PetroChemNet capital stock and securities, and following the Effective Time, the Certificates or other instruments representing shares of PetroChemNet Common Stock or other PetroChemNet securities existing prior to the Merger shall have no further rights to, or ownership in, shares of capital stock, warrants or other securities of PetroChemNet. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of capital stock of PetroChemNet which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or other instruments representing shares of capital stock or other securities of PetroChemNet are presented to Holdings for any reason, they shall be canceled and exchanged as provided in this Section 1.3.

                      (ii) All shares of capital stock of the Surviving Corporation delivered upon the surrender for exchange of shares of capital stock of MergerCo in accordance with the terms hereof


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shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of capital stock of MergerCo, and following the Effective Time, the certificates representing shares of capital stock of MergerCo existing prior to the Merger shall have no further rights to, or ownership in, shares of capital stock, warrants or other securities of MergerCo. There shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of capital stock of MergerCo which were outstanding immediately prior to the Effective Time, and there shall be no further registrations of transfers on the stock transfer books of MergerCo or the Surviving Corporation of the shares of capital stock of MergerCo which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates or other instruments representing shares of capital stock or other securities of either of the Constituent Corporations are presented to Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.3.

                      (d) Lost, Stolen or Destroyed Certificates. If any certificates or other instruments evidencing shares of capital stock or other securities of PetroChemNet or MergerCo shall have been lost, stolen or destroyed, Holdings or the Surviving Corporation, as the case may be, shall cause one or more appropriate certificates or instruments to be issued representing shares of capital stock or other securities of the Surviving Corporation or Holdings, in accordance with the provisions of Section 1.2 and this Section 1.3, upon the making of an affidavit of that fact by the holder thereof; provided, however, that the corporation issuing those certificates or instruments may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond or other indemnity in such sum or form as it may reasonably direct as indemnity against any claim that may be made against the issuing corporation with respect to the certificates and/or instruments alleged to have been lost, stolen or destroyed.


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                      (e) No Liability. Notwithstanding anything to the contrary in this Section 1.3, neither the Surviving Corporation nor any other party hereto shall be liable to a holder of shares of PetroChemNet or MergerCo capital stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

           1.4 STOCK REPURCHASE TRANSACTIONS. Immediately following the consummation of the Merger, at the Closing, Holdings shall repurchase from each Stockholder, and each Stockholder shall sell to Holdings, that number of shares of Holdings Common Stock held by such Stockholder as is set forth on Annex II hereto, in exchange for (a) the cash, shares of Holdings Common Stock and warrants to acquire Holdings Common Stock detailed on such Annex, and (b) substantially all of the business assets that Holdings held immediately prior to the Closing (other than (i) the rights of Holdings arising under this Agreement and the other agreements and instruments executed in connection with the transactions contemplated hereby, (ii) the outstanding shares of capital stock and other securities of CheMatch, (iii) the intra-company advances from Holdings to CheMatch as in effect as of the Effective Time; (iv) the CheMatch On-line domain name and any and all trademark registration involving the CheMatch name or registered marks, and (v) the other assets, if any, identified in the DeWitt Stock Repurchase Agreement as being retained by Holdings or otherwise not being transferred pursuant thereto) (the "DeWitt Business Assets"), subject to the assumption by New DeWitt of all liabilities of Holdings as in effect immediately prior to the Effective Time, or at any time prior thereto, excluding only those liabilities identified on Schedule 1.4 hereto which are to be retained by Holdings (which retained liabilities shall include, without limitation, the liabilities of Holdings arising out of or in connection with this Agreement and the transactions contemplated hereby) (the "Assumed Liabilities"), as contemplated by the DeWitt Stock Repurchase Agreement (the "DeWitt Stock Repurchase Agreement"), substantially in the form of Exhibit C hereto. The


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warrants shall be issued to each of the Stockholders pursuant to separate warrant agreements (the "Warrant Agreements"), substantially in the form of Exhibit B hereto, between the Company, on the one hand, and each such Stockholder, on the other hand, and the DeWitt Business Assets shall be assigned to, and the Assumed Liabilities shall be assumed by, New DeWitt, all as contemplated by the DeWitt Stock Repurchase Agreement. The transactions described in this Section 1.4 are sometimes referred to in this Agreement as the "Stock Repurchase Transactions."

2.         CLOSING

           The consummation of the Merger, the Stock Repurchase Transactions and the other transactions contemplated by this Agreement (hereinafter referred to as the "Closing") shall take place at the offices of Mintz Levin, Cohn, Ferris, Glovsky & Popeo, P.C., One Financial Center, Boston, Massachusetts 02110, as soon as practicable after all conditions to the Closing shall have been satisfied or waived, or at such other time and date as PetroChemNet, Holdings, the Stockholders and Cook may mutually agree, which date shall be referred to as the "Closing Date." On the Closing Date, a Certificate of Merger shall be filed with the Secretary of the State of Delaware in accordance with the provisions of the DGCL, and the Merger shall become effective upon the date of such filing or at such later time on or after the Closing Date as may be specified in the Certificate of Merger (the "Effective Time"). Promptly following the Effective Time, the parties shall consummate the Stock Repurchase Transactions in accordance with the provisions of the DeWitt Stock Repurchase Agreement. The parties agree that the transactions contemplated hereby and by the Battery Documents will occur in the order set forth in the charts attached as Appendix
A.3 hereto.

3.       REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS AND
         HOLDINGS

           To induce PetroChemNet to enter into this Agreement and consummate the transactions


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contemplated hereby and by the Plan of Merger, each of Holdings, the
Stockholders and Cook, jointly and severally (except as otherwise provided therein), represents and warrants to PetroChemNet as set forth in Section A.1 of Appendix A hereto, which representations and warranties are incorporated in this
Section 3 by reference and are deemed to be part of this Agreement.

4.         REPRESENTATIONS OF PETROCHEMNET

           To induce Holdings, the Stockholders and Cook to enter into this Agreement and consummate the transactions contemplated hereby and by the Plan of Merger, PetroChemNet represents and warrants to Holdings, the Stockholders and Cook as set forth in Section A.2 of Appendix A hereto, which representations and warranties are incorporated in this Section 4 by reference and are deemed to be part of this Agreement.

5.         COVENANTS PRIOR TO CLOSING

           5.1  ACCESS AND COOPERATION; DUE DILIGENCE.

           (a) Between the date of this Agreement and the Closing Date, Holdings shall, and shall cause CheMatch to, afford to the officers and authorized representatives of PetroChemNet full and free access to, and the right to inspect, all of the sites, properties, books, records, documents and contracts of Holdings and CheMatch of any kind, shall permit them to consult with the officers, employees, accountants, counsel, agents, customers and suppliers of Holdings for the purpose of making such due diligence investigation of Holdings and CheMatch as PetroChemNet may wish to make, and shall furnish PetroChemNet with such additional financial and operating data and other information as to the business and properties of Holdings and CheMatch as PetroChemNet may from time to time reasonably request. The Stockholders and Holdings shall, and shall cause CheMatch to, cooperate with PetroChemNet, its representatives, engineers, auditors and counsel in the preparation


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of all documents or other material which may be required or which PetroChemNet reasonably may request in connection with the transactions contemplated by this Agreement. PetroChemNet, Holdings and the Stockholders shall, and Holdings shall cause CheMatch to, treat all information obtained in connection with the negotiation and performance of this Agreement or the due diligence investigations conducted with respect hereto as confidential in accordance with the provisions of Section 11 hereof. Notwithstanding the foregoing, no information or access, inspection or consultation rights or other related rights shall be required to be given to PetroChemNet, its officers or representatives pursuant to this Agreement to the extent the same would disclose the customer data base, customer lists, attendees at conferences, pricing lists, invoices, petrochemical data bases, the so-called "Annuals" or studies, payroll records with respect to specific employees, or reasonably related information of Holdings or its predecessor DeWitt & Company Incorporated ("Old DeWitt").

           (b) Between the date of this Agreement and the Closing Date, PetroChemNet shall afford to the officers and authorized representatives of Holdings and Cook full and free access to, and the right to inspect, all of the sites, properties, books, records, documents and contracts of PetroChemNet of any kind, shall permit them to consult with the officers, employees, accountants, counsel, agents, customers and suppliers of PetroChemNet for the purpose of making such due diligence investigation of PetroChemNet as Holdings or Cook may wish to make, and shall furnish them with such additional financial and operating data and other information as to the business and properties of PetroChemNet as they may from time to time reasonably request. PetroChemNet shall cooperate with Holdings and Cook, and their representatives, engineers, auditors and counsel in the preparation of all documents or other material which may be required or which they reasonably may request in connection with the transactions contemplated by this Agreement.

           5.2 CONDUCT OF BUSINESS PENDING CLOSING. Between the date hereof and the Effective


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Time, Holdings shall, and shall cause CheMatch to, and PetroChemNet shall:

           (a) carry on its business in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

           (b) maintain its properties and facilities, including those held under leases, conditional sales or similar agreements in as good working order and condition as at present, ordinary wear and tear excepted;

           (c) perform all of its obligations under agreements relating to or affecting its respective assets, properties or rights;

           (d) keep in full force and effect present insurance policies or other comparable insurance coverage;

           (e) use all reasonable commercial efforts to maintain and preserve its business organization intact, retain its present officers and key employees and agents and maintain its relationships and goodwill with suppliers, customers and others having business relations with it;

           (f) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities, and maintain in effect all existing permits, rights, easements, and other authorizations necessary or desirable for the conduct of its business;

           (g) maintain present debt and lease instruments and not enter into new or amended debt or lease instruments; and

           (h) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents, except for ordinary and customary bonuses and salary increases for employees (other than the Stockholders) in accordance with past practice.

           5.3 PROHIBITED ACTIVITIES. Except as contemplated by this Agreement or disclosed in


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writing to the other parties hereto on or before the date of this Agreement, (x)
between the Holdings Balance Sheet Date and the Closing Date, Holdings and CheMatch have not and from the date hereof, without prior written consent of PetroChemNet, shall not, and (y) between the PetroChemNet Balance Sheet Date and the Closing Date, PetroChemNet has not and from the date hereof, without the prior written consent of Holdings, shall not:

           (a) make any change in their Articles of Incorporation or By-laws, or authorize or propose the same, in any event without the prior written consent of PetroChemNet (in the case of changes relating to Holdings or CheMatch) and without the prior written consent of Holdings (in the case of changes relating to PetroChemNet);

           (b) issue, sell, pledge, dispose of or encumber, or authorize or propose the issuance, sale, pledge, disposal or encumbrance of, any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind, authorize or propose any other change in its equity capitalization, or issue or authorize the issuance of any debt securities (other than, in the case of Holdings, as contemplated by the Werlang Transactions, the Cook Transactions and the Battery Ventures Transactions, as those terms are defined in this Agreement);

           (c) (i) declare, set aside or pay any dividend, or make any distribution (whether in cash, stock or property) in respect of its stock whether now or hereafter outstanding, (ii) split, combine or reclassify any of its capital stock, (iii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any shares of its capital stock, or (iv) purchase, redeem or otherwise acquire directly or indirectly or retire for value any shares of its stock;

           (d) enter into any contract or commitment, including contracts to provide services or goods to customers, or incur or agree to incur any liability or make any capital expenditures, except contracts, commitments or expenditures made or entered into in the ordinary course of business


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(consistent with past practice) or which involve an amount not in excess of
$10,000;

           (e) increase the compensation payable or to become payable to any officer, director, stockholder, employee or agent, or make or agree to make any bonus or management fee payment to any such person except ordinary and customary bonuses and regularly scheduled periodic salary increases to non-stockholder employees;

           (f) grant any severance or termination pay to, or enter into any employment or severance agreement with any of its employees, officers or directors;

           (g) establish, adopt, enter into, make any new grants or awards under or amend, any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, employee stock ownership, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any Holdings or CheMatch employee, officer or director;

           (h) revalue any of its assets, including without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice;

           (i) make any material Tax election (as defined in Section A.1.22 of Appendix A) other than in the ordinary course of business and consistent with past practice, change any material Tax election, adopt any material Tax accounting method other than in the ordinary course of business and consistent with past practice, change any material Tax accounting method, file any material Tax return (other than any estimated tax returns, payroll tax returns or sale tax returns) or any amendment to a material Tax return, enter into any closing agreement, settle any Tax claim or assessment, or consent to any Tax claim or assessment;

           (j) guarantee the obligation of any other person or entity except by the endorsement of


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

negotiable instruments for deposit or collection in the ordinary and usual course of business;

           (k) purchase or sell any securities for investment;

           (l) extend credit to customers departing from its normal and customary trade, discount and credit policies, consistent with past practices;

           (m) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any of its assets or properties whether now owned or hereafter acquired;

           (n) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the ordinary course of business (consistent with past practice);

           (o) negotiate for the acquisition of any business or the start-up of any new business or enter into any partnership, joint venture or similar business arrangement;

           (p) merge or consolidate or agree to merge or consolidate with or into any other corporation, except for the merger of Old DeWitt with and into Holdings;

           (q) waive any of its material rights or claims, provided that such party may negotiate and adjust bills in the course of good faith disputes with customers and suppliers in a manner consistent with past practice;

           (r) initiate any litigation, arbitration, mediation or other proceeding other than for routine collection of bills;

           (s) commit a material breach of, or amend or terminate any, material agreement, permit, license or other right;

           (t) enter into any other transaction that is (i) not negotiated at arm's length, (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder;

           (u) take any action of the character described in Section 1.25 of Appendix A which would have been required to be disclosed pursuant thereto had such action been taken after the Holdings

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

Balance Sheet Date (in the case of Holdings or CheMatch) or the PetroChemNet Balance Sheet Date (in the case of PetroChemNet) and before the date of this Agreement; or

           (v) authorize or enter into an agreement to do any of the foregoing.

           5.4 NO SHOP. None of the Stockholders, Holdings, CheMatch, nor any agent, officer, director or any representative of any of them shall, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly:

                      (a) solicit, encourage or initiate the submission of proposals or offers from any person for;

                      (b) participate in any discussions pertaining to; or

                      (c) furnish any information to any person other than PetroChemNet relating to; any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, Holdings or CheMatch or a merger, consolidation or business combination of Holdings or CheMatch with or into any other person or entity. The Stockholders promptly shall notify PetroChemNet orally (to be confirmed in writing as soon as practicable thereafter) if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with any Stockholder, Holdings or CheMatch, such notification to include the identity of the party making such offer, proposal or contact and the specific terms of such offer or proposal.

           5.5 NOTIFICATION OF CERTAIN MATTERS. Each party hereto shall give prompt notice to the other parties hereto of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of it, him, or her contained herein to be untrue or inaccurate at or prior to the Closing; (b) any failure of it, him, or her to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by such person hereunder; (c) the filing of any suit, or the initiation of any other action or proceeding, or if, to any party's knowledge, any person or entity overtly threatens any suit, action or proceeding, (i) seeking to restrain or prohibit the consummation of any of the transactions contemplated hereby, or (ii) which reasonably could be expected to materially and adversely affect the properties, assets, business, operations, or financial condition of Holdings, CheMatch or PetroChemNet; or (d) the initiation, or, to a party's knowledge, overt threat to initiate, by a governmental entity or agency any investigation that may result in any such suit, action or proceeding. The delivery of any notice pursuant to this Section 5.5 shall not, without the express written consent of the other parties, be deemed to (x) modify the representations or warranties hereunder of the party delivering such notice, (y) modify the conditions set forth in Sections 6 and 7, or (z) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

           5.6 COOPERATION IN OBTAINING REQUIRED CONSENTS AND APPROVALS. Each party hereto shall cooperate in obtaining all consents and approvals required by Sections 6.4 (which shall nonetheless continue to be the responsibility of the Stockholders and Holdings) and 7.4 (which shall nonetheless continue to be the responsibility of PetroChemNet).

           5.7 ACTIONS WITH RESPECT TO CLOSING. Holdings, the Stockholders and Cook shall use their best efforts to bring about the satisfaction of the conditions precedent to the Closing contained in Section 6 and to cause the covenants and agreements of Holdings, the Stockholders and Cook contained in this Section 5 to be satisfied and performed by it, him and her. PetroChemNet shall use its best efforts to bring about the satisfaction of the conditions precedent to the Closing contained in Section 7 and to cause its covenants and agreements contained in this Section 5 to be satisfied and performed by it.

               5.8   TAX MATTERS.

                      (a) Indemnification for Taxes.

                                (i)The Stockholders shall indemnify and hold
PetroChemNet and Holdings harmless from, and shall be entitled to any refund of, any and all Taxes (i) imposed on the Stockholders, New DeWitt or any other member of the affiliated group that includes New DeWitt or the Stockholders (other than Holdings and CheMatch) for any taxable year, and (ii) imposed on Holdings or CheMatch in respect of its income, business, property or operations or for which Holdings or CheMatch may otherwise be liable for any taxable period that ends before the effective time of the merger of Old DeWitt into Holdings and, with respect to any taxable period beginning before and ending after that effective time, the portion of such taxable period ending before that Effective Time (hereinafter, the "Interim Period") (the Interim Period and any taxable period that ends before that effective time being collectively hereinafter, the "Pre-Closing Period"), but only to the extent (x) with respect to CheMatch, that such Tax liability exceeds the sum of (i) the amount of the provision for Taxes for such period reflected on the CheMatch May Balance Sheet and (ii) the amount of any liability reflected on the CheMatch May Balance Sheet as a reserve for future Tax disputes, or (y) such Tax refund exceeds the amount of any deferred Tax asset reflected on the Holdings or CheMatch May Balance Sheet, as applicable. Holdings shall indemnify and hold the Stockholders harmless from, and shall be entitled to any refund of, any and all Taxes imposed on Holdings or CheMatch (or any successor thereto) in respect of its income, business, property or operations for any taxable period that begins on or after the effective time of the merger of Old DeWitt with and into Holdings (except to the extent any such liability is expressly assumed by or allocated to New DeWitt in accordance with the provisions hereof or the other documents executed in connection with the transactions contemplated hereby) and, with respect to any taxable period beginning before and ending after the Effective Time, the portion of such taxable period commencing on or after the effective time of the merger of Old DeWitt with and into Holdings (hereinafter, the "Post-Closing Period") (except to the extent any such liability is expressly assumed by or allocated to New DeWitt in accordance with the provisions hereof or the other documents executed in connection with the transactions contemplated hereby). The amount of any indemnity payment required to be made by an indemnifying party pursuant to this
Section 5.8 shall be determined after giving effect to the present value of any tax benefit realized or realizable by the indemnified party in connection with or as a result of the incurrence of the tax liability for which the indemnity payment is to be made. Holdings shall calculate such present value by using the applicable federal rates (as defined in Section 1274(d) of the Code) in effect as of the twentieth (20th) day preceding the date of the indemnification payment. Upon a refund or credit with respect to a Tax for which an indemnity payment has been made pursuant to this Section, the indemnified party shall promptly pay to the indemnifying party the amount of such refund (plus any interest received with respect to such refund) or shall promptly pay to the indemnifying party the amount of such credit at the time such credit reduces the Tax liability of the indemnified party. In all other respects, the indemnification provided for in this Section shall be effected in accordance with the provisions of Section 9 hereof. To the extent that the Stockholders are responsible for the payment of any Tax on income of Holdings (or its predecessor) for the Pre-Closing Period beginning on December 1, 1998 pursuant to the provisions of this Agreement, Holdings agrees to take all steps reasonably requested by the Stockholders in connection therewith, subject to receipt of either (x) evidence reasonably satisfactory to Holdings that the taking of such steps will not subject Holdings to any additional Taxes or other liability or (y) an indemnification from the Stockholders from and against all such additional Taxes and other liabilities.

                      (b) Tax Audits. In connection with an audit by any taxing authority for any taxable period ending on or prior to the Effective Time, with respect to Taxes for which the Stockholders may be required to make indemnification pursuant to subsection (a) of this Section, Holdings shall, and shall cause CheMatch to, make available to the Stockholders and its representatives such records and documents in their possession as may be legally requested by such taxing authority or reasonably requested by the Stockholders in order to defend against matters affecting Holdings and CheMatch involved in such audit. Holdings will, at the Stockholders' expense, cause the employees of Holdings or CheMatch or those assigned to Holdings or CheMatch to cooperate with and assist such taxing authority, as required by such taxing authority in the completion of such audit, and will advise the Stockholders of the commencement and progress of any such audit, following receipt of notice thereof by Holdings. Holdings will, at the Stockholders' expense, cause the employees of Holdings or CheMatch or those assigned to Holdings or CheMatch to cooperate with and assist tax personnel and tax counsel of the Stockholders, as may be reasonably requested by the Stockholders: (i) in the conduct of all tax audits of Tax returns, including a claim for refund or amended return for any taxable period ending on or prior to the Effective Time to the extent that such audit may involve the operations of Holdings or CheMatch; (ii) in connection with any claim for refund or amended return; and (iii) in the collection and assembly of data necessary for the filing of any Tax return, to the extent that such data is based on the operations of Holdings or CheMatch. The Stockholders upon request will furnish to PetroChemNet and Holdings copies of all returns filed for Holdings or CheMatch which cover any portion or all of any taxable period prior to the Closing.

                      (c) Preparation of Tax Returns; Payment of Taxes.

                                (i) The  parties agree to file all Tax returns
from and after the Effective

Time in a manner consistent with the provisions of this Agreement, unless a contrary treatment is required by law.

                                (ii) Following the Closing, Holdings shall have
all responsibilities for filing all federal, state and local returns and paying all the Taxes due with respect thereto required to be filed by Holdings or CheMatch on a separate return basis, whether due with respect to taxable periods ending prior to or subsequent to the Effective Time (except for the filing of a Form 1120 of Old DeWitt with respect to the year ended November 30, 1998, which the Stockholders shall cause to be filed after the Effective Time); provided, however, that nothing contained in the foregoing clause shall in any manner terminate, limit or adversely affect any right of PetroChemNet or Holdings to receive indemnification pursuant to any provision in this Agreement.

                                (iii) Except as otherwise provided in this
Section, Holdings shall be responsible for filing all tax returns required to be filed by or on behalf of Holdings or CheMatch after the Effective Time. Holdings shall file the tax returns of Holdings and CheMatch required for periods beginning before and ending after the Effective Time in a manner consistent with past practices, unless a contrary treatment is required by law. For purposes of the preceding sentence, a determination by Holdings' auditors that a contrary treatment is required by law shall be binding and conclusive. The Stockholders, on the one hand, and Holdings, on the other hand, shall, subsequent to the Effective Time, provide written notice to the other party of the filing of any amended tax return or claim for refund that, in the reasonable opinion of the person making such filing, will materially and adversely affect the other party (or parties) or their affiliates, taking into account the provisions of this Agreement.

                                (iv) Cooperation. The Stockholders and Holdings
shall cooperate fully with each other and make available to each other in a timely fashion such Tax data and other information as may be reasonably required for the preparation of any Tax returns required to be prepared and filed or on behalf of Stockholders, New DeWitt, Old DeWitt, Holdings or CheMatch hereunder, or in connection with the preparation or filing of any election, consent or certification.

                      (d) Effective Period. The agreements contained, and indemnification provided for, in this Section shall remain in effect for a period of one year past the statute of limitations governing the duration of either party's rights or liabilities in any particular instance.

           5.9 AGREEMENT TO VOTE IN FAVOR OF MERGER. Each of the Stockholders, Cook, and each of the directors of PetroChemNet hereby covenants and agrees to vote all shares of Holdings and PetroChemNet Common Stock owned by them in favor of the transactions contemplated hereby at any meeting of such stockholders called to approve such transactions, or on any resolution of the stockholders by written consent adopted to approve such transactions, and to take all such other actions as may be consistent with their fiduciary duties to cause such transactions to be approved by Holdings and PetroChemNet respectively.

6.         CONDITIONS PRECEDENT TO OBLIGATIONS OF PETROCHEMNET

           The obligation of PetroChemNet to effect the Merger and the other transactions to which it is a party that are contemplated to occur as provided in this Agreement at or before the Closing is subject to the satisfaction, at or before the Effective Time, of the following conditions, any or all of which may be waived by PetroChemNet in its sole discretion:

           6.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of the Stockholders, Holdings and Cook contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date; all of the terms, covenants, agreements and conditions of this Agreement, and the other agreements entered into by the parties in connection with the transactions contemplated hereby, in each case to be complied with, performed or satisfied by Holdings, the Stockholders and Cook on or before the Closing Date shall have been duly complied with, performed or satisfied in all material respects; and a certificate dated the Closing Date and signed by each of the Stockholders and Cook, certifying as to the fulfillment of the foregoing conditions, shall have been delivered to PetroChemNet.

           6.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Merger, the Stock Repurchase Transactions or the other transactions contemplated to occur at or before the Closing, or limiting or restricting conduct or operation of the business of Holdings, the Surviving Corporation or CheMatch following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against PetroChemNet, Holdings, CheMatch, the Stockholders or Cook, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of Holdings, the Surviving Corporation or CheMatch after the Closing.

           6.3 OPINION OF COUNSEL. PetroChemNet shall have received an opinion from counsel to the Stockholders, dated the Closing Date, in substantially the form annexed hereto as Exhibit E.

           6.4 CONSENTS AND APPROVALS. All necessary consents of and filings with any (i) governmental authority or (ii) agency or third party (with respect to Material Contracts, as defined in Section A.1.16 of Appendix A.1 hereto), relating in any instance to (A) the consummation by PetroChemNet, Holdings, the Stockholders, Cook and New DeWitt of the transactions contemplated herein or the agreements executed in connection herewith or (B) the continuation by Holdings after the Closing of the business and operations, including those currently contemplated to occur at or before the Closing, of each of the Surviving Corporation and CheMatch as contemplated by this Agreement, shall have been obtained and made, all applicable waiting periods, if any, shall have expired, and no such approval or consent shall have imposed any condition or requirement which, in the sole judgment of PetroChemNet, makes consummation of the Merger and the other transactions contemplated hereby inadvisable. Notwithstanding the foregoing, neither CheMatch, the Stockholders, Cook nor any of their affiliates or representatives shall be required to take any action prior to the Closing other than that taken on or before the date of this Agreement, regarding or involving the U.S. Commodities Futures Trading Commission (the "CFTC") or any law, rule or regulation with respect to which the CFTC has any jurisdiction.

           6.5 CHARTER DOCUMENTS. Holdings shall have delivered to PetroChemNet
(a) copies of the Articles of Incorporation of Holdings and CheMatch, certified by the Secretaries of State of the States of Texas and Delaware, as applicable, and (b) copies of the By-laws of Holdings and CheMatch, certified by the Secretary of Holdings or CheMatch, as applicable.

           6.6 SHARING AND RELATED AGREEMENT. CheMatch and New DeWitt shall have entered into a Sharing and Related Agreement in substantially the form of
Exhibit I hereto.

           6.7 DUE DILIGENCE REVIEW. PetroChemNet shall be fully satisfied in its sole discretion with the results of its review of, and its other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of Holdings and CheMatch.

           6.8 STOCK REPURCHASE AGREEMENT. The DeWitt Stock Repurchase Agreement shall have been executed by Holdings, the Stockholders and New DeWitt, and such DeWitt Stock Repurchase

Agreement shall be in full force and effect, with consummation of the Stock Repurchase Transactions scheduled to occur on the Closing Date immediately after the Effective Time.

           6.9 BATTERY AGREEMENT. The "Initial Closing" (the "Battery Ventures Transactions") contemplated to take place on or prior to the Closing Date, pursuant to the Preferred Stock and Warrant Purchase Agreement, dated as of June 21, 1999, by and between Holdings, Battery Ventures V, LLC ("Battery") and the other parties named therein (the "Battery Agreement"), shall have closed prior to the transactions contemplated hereby to take place at the Closing.

           6.10 MATERIAL ADVERSE CHANGE. No material adverse change in the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of Holdings or CheMatch, shall have occurred, and PetroChemNet shall have received a certificate signed by the Stockholders dated the Closing Date to such effect.

           6.11 FRED COOK TRANSACTIONS.

         (a) Holdings and Cook shall have entered into that certain Share Exchange Agreement (the "Cook Share Exchange Agreement"), substantially in the form of Exhibit E hereto, pursuant to which (i) Holdings shall have purchased from Cook and Cook shall have sold to Holdings at the Closing and immediately prior to the Merger, all of Cook's shares of capital stock of CheMatch in exchange for the consideration set forth on Annex II hereto and (ii) Cook shall be made a party to the Stockholders Agreement and Reg Rights Agreement (as those terms are defined in Section 6.13) and granted the rights contemplated to be granted to him thereby.

         (b) In addition, Holdings and Fred Cook shall have entered into an employment agreement (the "Cook Employment Agreement"), in substantially the form of Exhibit F hereto, pursuant to which Holdings shall have agreed to employ Fred Cook from and after the Closing on the terms and conditions set forth therein. The transactions contemplated by this Section 6.11 are sometimes referred to as the "Cook Transactions."

           6.12 BENEFIT PLANS. New DeWitt, Holdings and PetroChemNet shall have reached agreement on the transfer to, and assumption by, New DeWitt of all of Holdings' and CheMatch's assets and liabilities under all of Holdings' and CheMatch's Benefit Plans (as defined in Section A.1.20 of Appendix A).

           6.13 STOCKHOLDER AGREEMENTS. Each of Holdings, Battery, the Stockholders and Cook shall have entered into (i) a stockholders agreement in substantially the form of Exhibit 2.01B(v) to the Battery Agreement (the "Stockholders Agreement") and (ii) a registration rights agreement in substantially the form of Exhibit 2.01B(viii) to the Battery Agreement (the "Reg Rights Agreement").

           6.14 WERLANG TRANSACTIONS. Holdings, CheMatch and Jorge Werlang ("Werlang") shall have entered into that certain Termination and Settlement Agreement (the "Werlang Agreement"), substantially in the form of Exhibit G hereto, and shall have consummated the transactions contemplated to occur pursuant thereto at the Closing (as defined therein) (the "Werlang Transactions").

           6.15 OFFICERS AND DIRECTORS. All of the officers and directors of Holdings and CheMatch prior to the Effective Time shall have resigned in writing effective as of the Effective Time except one nominee of the Stockholders on the Board of Directors of Holdings, and except that Cook shall be appointed to the position set forth in the Cook Employment Agreement.

           6.16 VALUATION. PetroChemNet shall have received a written valuation of Old DeWitt, the predecessor in interest of Holdings, in form and substance satisfactory to it in its sole discretion.

           6.17 TAX TREATMENT. PetroChemNet shall be satisfied in its sole discretion as to the likely tax consequences of the Merger, the Stock Repurchase Agreement and the other transactions contemplated to occur at the Closing.

            6.18 PALMER AGREEMENT. The Palmer Agreement (as defined in Section
A.1.3 of Appendix A) shall have been terminated with respect to the securities of, and other rights and interests in and to, Holdings and CheMatch, and PetroChemNet shall have received evidence, in form and substance satisfactory to it in its sole discretion, of such termination.

7.         CONDITIONS PRECEDENT TO OBLIGATIONS OF THE STOCKHOLDERS, HOLDINGS AND
           COOK

           The obligation of the Stockholders, Holdings and Cook to effect the Merger and/or the other transactions to which such party is a party that are contemplated to occur as provided in this Agreement at or before the Closing is subject to the satisfaction, at or before the Effective Time, of the following conditions, any or all of which may be waived by such party:

           7.1 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF OBLIGATIONS. All of the representations and warranties of PetroChemNet contained in this Agreement shall be true, correct and complete in all material respects on and as of the Closing Date as though such representations and warranties had been made as of such date; all of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by PetroChemNet on or before the Closing Date shall have been duly complied with, performed or satisfied in all material respects; and a certificate to the foregoing effect dated the Closing Date and signed by the President or any Vice President of PetroChemNet, certifying as to the fulfillment of the foregoing conditions, shall have been delivered to Holdings, the Stockholders and Cook.

           7.2 NO LITIGATION. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the Merger, the Stock Repurchase Transactions or the other transactions contemplated to occur at or before the Closing, or limiting or restricting the conduct or operation of the business of Holdings, CheMatch or New DeWitt following the Closing shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against PetroChemNet, Holdings, CheMatch, the Stockholders or Cook, their respective properties or any of their officers or directors, that could materially and adversely affect the business, assets, liabilities, financial condition, results of operations or prospects of Holdings, CheMatch or New DeWitt.

           7.3 OPINION OF COUNSEL. The Stockholders shall have received an opinion from counsel for PetroChemNet, dated the Closing Date, in substantially the form attached hereto as Exhibit H.

           7.4 CONSENTS AND APPROVALS. All necessary consents of and filings with any governmental authority or agency or third party relating to the consummation by PetroChemNet and Holdings of the transactions contemplated herein shall have been obtained and made, all applicable waiting periods, if any, shall have expired, and no such approval or consent shall have imposed any condition or requirement which, in the sole judgment of the Stockholders, makes consummation of the Merger and the other transactions contemplated hereby inadvisable.

           7.5 CHARTER DOCUMENTS. PetroChemNet shall have delivered to Holdings
(a) a copy of its Certificate of Incorporation, certified by the Secretary of State of Delaware, and (b) a copy of its By-laws, certified by its Secretary.

           7.6 STOCK REPURCHASE TRANSACTIONS. The Stock Repurchase Agreement shall have been executed by Holdings, and such Stock Repurchase Agreement shall be in full force and effect, with consummation of the Stock Repurchase Transactions scheduled to occur on the Closing Date.

           7.7 FRED COOK EMPLOYMENT AGREEMENT. The Cook Transactions contemplated to take place at or prior to the Closing Date pursuant to the Cook Exchange Agreement and the Cook

Employment Agreement shall have closed simultaneously with or prior to the transactions contemplated to take place at the Closing.

           7.8 STOCKHOLDER AGREEMENTS. Each of Holdings, Battery and certain of PetroChemNet's stockholders shall have entered into the Stockholders Agreement and the Reg Rights Agreement.

           7.9 BATTERY AGREEMENT. The Battery Ventures Transactions contemplated to take place on or prior to the Closing Date pursuant to the Battery Agreement shall have closed prior to the transactions contemplated hereby to take place at the Closing.

           7.10 VALUATION. The Stockholders shall have received a written valuation of Old DeWitt in form and substance satisfactory to them in their sole discretion.

           7.11 DUE DILIGENCE REVIEW. Holdings shall be fully satisfied in its sole discretion with the results of its review of, and its other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise ) of PetroChemNet.

           7.12 WERLANG TRANSACTIONS. The Werlang Transactions contemplated to take place at or prior to the Closing Date pursuant to the Werlang Agreement shall have closed simultaneously with or prior to the transactions contemplated to take place at the Closing.

           7.13 TAX TREATMENT. Each of the Stockholders, Holdings and Cook shall be satisfied in its sole discretion as to the likely tax consequences of the Merger, the Stock Repurchase Agreement and the other transactions contemplated to occur at the Closing.

           7.14 SHARING AND RELATED AGREEMENT. CheMatch and New DeWitt shall have entered into a Sharing and Related Agreement in substantially the form of
Exhibit I hereto.

8.         INFORMATION RIGHTS.

         For so long as each Stockholder and Cook holds capital stock of Holdings representing not less than 50% of the total voting capital stock of Holdings that he or she will own upon completion of the transactions contemplated hereby, including the DeWitt Stock Repurchase Agreement, Holdings shall provide to each such Stockholder and/or to Cook the following:

                  (a) Monthly Reports: as soon as available and in any event within 30 days after the end of each calendar month, consolidated and consolidating balance sheets of Holdings and its subsidiaries as of the end of such month and consolidated and consolidating statements of income and retained earnings of Holdings and its subsidiaries for such month and for the period commencing at the end of the previous fiscal year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to monthly budgets, a cash flow analysis for such month, a schedule showing each expenditure of a capital nature exceeding $50,000 during such month, and a summary discussion of Holdings' principal functional areas, all in reasonable detail and duly certified by the chief financial officer of Holdings as having been prepared in accordance with generally accepted accounting principles consistently applied; provided, however, that such financial statements (i) need not include footnotes which are not customarily included in such financial statements; (ii) shall be subject to year-end adjustments; and
(iii) until the first anniversary of the date hereof, shall be prepared by Holdings' management (not necessarily including a chief financial officer) in a manner consistent with financial statements of Holdings delivered pursuant to
Section 3.07 of the Battery Agreement, provided that such financial statements shall be subject to certain other adjustments which in the aggregate are not material to such financial statements;

                  (b) Quarterly Reports: to the extent not otherwise provided to any Person, as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of Holdings, consolidated balance sheets of Holdings and its subsidiaries as of the end of such quarter and consolidated statements of income and cash flows of Holdings and its subsidiaries for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and including comparisons to quarterly budgets and a summary discussion of Holdings' principal functional areas, all in reasonable detail and duly certified by the chief financial officer of Holdings as having been prepared in accordance with generally accepted accounting principles consistently applied; provided, however, that such financial statements (i) need not include footnotes which are not customarily included in such financial statements; (ii) shall be subject to year-end adjustments; and (iii) until the first anniversary of the date hereof, shall be prepared by Holdings' management (not necessarily including a chief financial officer) in a manner consistent with financial statements of Holdings delivered pursuant to Section 3.07 of the Battery Agreement, provided that such financial statements shall be subject to certain other adjustments which in the aggregate are not material to such financial statements;

                  (c) Annual Reports: as soon as available and in any event within 90 days after the end of each fiscal year of Holdings, a copy of the annual audit report for such year for Holdings and its subsidiaries, including therein consolidated balance sheets of Holdings and its subsidiaries as of the end of such fiscal year and consolidated statements of income and of Holdings and its subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, all such consolidated statements to be duly certified by the chief financial officer of Holdings (if Holdings has a chief financial officer) and by such independent public accountants of recognized national standing approved by a majority of the Board of Directors;

                      (d) Budgets: as soon as available after approval by the Board of Directors, a business plan and monthly operating budgets for the forthcoming fiscal year;

                      (e) Notice of Adverse Changes: promptly after the occurrence thereof and in any event within 10 days after each occurrence, notice of any material adverse change in the operations or financial condition of Holdings or any material default in any other material agreement to which Holdings is a party;

                      (f) Written Reports: promptly upon receipt or publication thereof, any written reports submitted to Holdings by independent public accountants in connection with an annual or interim audit of the books of Holdings and its subsidiaries made by such accountants or by consultants or other experts in connection with such consultant's or other expert's review of Holdings' operations or industry, and written reports prepared by Holdings to comply with other investment or loan agreements;

                      (g) Notice of Proceedings: promptly after the commencement thereof, notice of all actions, suits and proceedings of the type described in
Section 3.04 of the Battery Agreement before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting Holdings or any subsidiary;

                      (h) Stockholders' and SEC Reports: promptly upon sending, making available, or filing the same, such reports and financial statements as Holdings or any subsidiary shall send or make available to the stockholders of Holdings or file with the Securities and Exchange Commission; and

                      (i) Other Information: such other information respecting the business, properties or the condition or operations, financial or other, of Holdings or any of its subsidiaries as any such holder may from time to time reasonably request.

9.         INDEMNIFICATION

           9.1  GENERAL INDEMNIFICATION.

           (a) Stockholder's Indemnification. The Stockholders and Cook jointly and severally covenant and agree to indemnify, defend, protect and hold harmless Holdings, PetroChemNet, CheMatch and the Surviving Corporation and their respective officers, directors, employees, stockholders, assigns, successors and affiliates (other than Cook and the Holdings director nominee of the Stockholders) (individually, a "PetroChemNet Indemnified Party") from, against and in respect of:

                      (i) all liabilities, losses, claims, damages, punitive damages, causes of actions, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by any PetroChemNet Indemnified Party in connection with, resulting from or arising out of, directly or indirectly:

                                (A) any breach of any representation or warranty
of the Stockholders or Cook set forth in this Agreement or any of the other Transaction Documents (as defined in Section A.1.2 hereof) or any certificate, document or instrument delivered (i) prior to the effective time of the merger of Old DeWitt with and into Holdings, by or on behalf of Holdings or (ii) at any time by or on behalf of the Stockholders or Cook in connection with the transactions contemplated hereby or thereby;

                                (B) any breach or nonfulfillment of any covenant
or agreement on the part of the Stockholders, Cook or, prior to the effective time of the merger of Old DeWitt with and into Holdings, Holdings in this Agreement or any other Transaction Document; or

                                (C) the business, operations or assets of (1)
Old DeWitt prior to the effective time of the merger of Old DeWitt with and into Holdings or (2) CheMatch prior to the Closing Date, or the actions or omissions of (i) the Stockholders, (ii) Cook, (iii) the directors, officers, shareholders, employees or agents of Old DeWitt prior to the effective time of the merger of Old DeWitt with and into Holdings, and (iv) CheMatch's directors, officers, shareholders, employees or agents prior to the Effective Time;

                                (D) the business, operations or assets of New
DeWitt from and after the Effective Time; and

                      (ii) any and all Damages incident to any of the foregoing or to the enforcement of, or any appeal in any judgment arising out of, this
Section 9.1(a); provided, however, that Cook shall not be liable for any Damages resulting from (x) the breach of a representation or warranty relating exclusively to Holdings or its predecessors (as opposed to a representation or warranty relating to CheMatch) or the business, operations or assets of New DeWitt, (y) any breach or nonfulfillment of any covenant or agreement on the part of the Stockholders or Holdings in this Agreement or (z) the business, operations or assets of Holdings, the actions or omissions of the Stockholders (as they relate exclusively to Holdings) or Holdings' directors, officers, shareholders, employees or agents prior to the Effective Time; and provided further, that the Stockholders shall not be liable for any Damages resulting from any breach or nonfulfillment of any covenant or agreement on the part of Cook in this Agreement or the acts or omissions of Cook after the Effective Time.

           (b) PetroChemNet Indemnification. Holdings and PetroChemNet hereby covenant and agree to indemnify, defend, protect and hold harmless the Stockholders, Cook, New DeWitt (and its officers, directors, employees, stockholders) and their respective successors, assigns and affiliates

(individually, a "Stockholder Indemnified Party") from, against and in respect of:

                      (i) all Damages suffered, sustained, incurred or paid by any Stockholder Indemnified Party in connection with, resulting from or arising out of, directly or indirectly:

                                (A) any breach of any representation or warranty
of PetroChemNet set forth in this Agreement or any certificate, document or instrument delivered by or on its behalf in connection herewith; or

                                (B) any breach or nonfulfillment of any covenant
or agreement on the part of PetroChemNet in this Agreement, or any breach or nonfulfillment of any covenant or agreement on the part of PetroChemNet, the Surviving Corporation, CheMatch or Holdings after the Effective Time; or

                                (C) the business, operations or assets of
PetroChemNet prior to the Closing Date, or the actions or omissions of PetroChemNet's directors, officers, shareholders, employees or agents prior to the Effective Time; and

                      (ii) any and all Damages incident to any of the foregoing or to the enforcement of, or any appeal in any judgment arising out of, this
Section 9.1(b).

           9.2 LIMITATION AND EXPIRATION. Notwithstanding the above:

                      (a) there shall be no liability for indemnification under
Section 9.1 unless, and solely to the extent that, the aggregate amount of Damages exceeds, in the aggregate with respect to all claims for Damages, $10,000 (the "Indemnification Threshold");

                      (b) the aggregate amount of any one Stockholder's or Cook's liability under this Section 9 shall not exceed, with respect to Cook, $180,000, and with respect to each of the other Stockholders, $300,000; provided, however, that there shall be no limitation of liability with respect to Damages arising out of or in connection with a breach of the representations and warranties contained in Sections A.1.4, A.1.5 or A.1.22 of Appendix A or in connection with the indemnification obligations set forth in Section 5.8 hereof;

                      (c) the indemnification obligations under this Section 9 shall terminate, with respect to all indemnification obligations other than those arising under Sections A.1.4, A.1.5 or A.1.22 of Appendix A and the covenants set forth in Section 10 hereof or Section 5.8 hereof, (i), on the later of (x) thirty-six (36) months after the Effective Time (the "Third Anniversary") or (y) the final resolution of any and all claims or demands ("Claims") under this Agreement pending as of the Third Anniversary. The term "Indemnification Deadline Date" refers to the dates specified in clauses (x) above, and the term "Pending Claims" refers to the Claims referred to in (y) above. From and after the applicable Indemnification Deadline Date, the indemnification obligations under this Section 9 shall survive only to the extent of Pending Claims.

           9.3 INDEMNIFICATION PROCEDURES. All Claims for indemnification under this Section 9 shall be asserted and resolved as follows:

                      (a) If an Indemnified Party has a Claim against another party hereunder (an "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness send a Claim Notice (as defined below) with respect to such Claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period (as defined below) that it disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party. If the Indemnifying Party shall object in writing to any Claim made in accordance with this Section 9.3(a), the Indemnified Party shall have thirty (30) days to respond in a written statement to the objection of the Indemnifying Party. If after such thirty (30) day period there remains a dispute as to any Claims, the parties shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such Claims. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached after good faith negotiation, either the Indemnified Party or the Indemnifying Party may initiate a proceeding to have their respective obligations hereunder determined.

                      (b) If any Claim for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Indemnifying Party shall have 30 days from the receipt of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the Stockholder liability to the Indemnified Party hereunder with respect to such Claim and (ii) if the Indemnifying Party does not dispute such liability, whether or not it wishes, at the sole cost and expense of the Indemnifying Party, to defend against such Claim, provided that the Indemnifying Party is hereby authorized (but not obligated) prior to and during the Notice Period to file any motion, answer or other pleading and to take any other action which the Indemnifying Party shall deem necessary or appropriate to protect the Stockholders' interests. If the Indemnifying Party notifies the Indemnified Party within the Notice Period that the Indemnifying Party does not dispute its obligation to indemnify hereunder and wishes to defend the Indemnified Party against such Claim, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion; provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying

Party may not settle any matter (in whole or in part) unless such settlement includes a complete and unconditional release of the Indemnified Party. If the Indemnified Party wishes to participate in, but not control, any such defense or settlement, the Indemnified Party may do so at the Indemnified Party's sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against such Claim, whether by failure of the Indemnifying Party to give the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party, without waiving any rights against the Indemnifying Party, may settle or defend against any such Claim in the Indemnified Party's sole discretion, and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

                      (c) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any such Claim seeks material prospective relief which could have a materially adverse effect on the assets, liabilities, financial condition, results of operations or business prospects of any Indemnified Party, Holdings or any subsidiary thereof (with respect to the PetroChemNet Indemnified Parties), or New DeWitt (with respect to the Stockholder Indemnified Parties), the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party should elect to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such claim or demand at the sole cost and expense of the Indemnifying Party.

                      (d) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a claim hereunder, for potential or contingent Claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent Claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.

                      (e) An Indemnified Party's failure to give reasonably prompt notice to an Indemnifying Party of any actual, threatened or possible Claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

                      (f) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under Section 9, provided that the Indemnifying Party shall not be obligated to seek any payment pursuant to the terms of any insurance policy.

           9.4 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. For the purposes of asserting Claims under this Section 9, all representations and warranties made by the parties in or pursuant to this Agreement or in any document delivered pursuant hereto will survive the Closing and will remain in effect until, and will expire upon, the Third Anniversary, provided, however, that the indemnification obligations with respect to any Pending Claim (and the related representations, warranties and covenants) will survive until the final resolution of such Pending Claim.

           Each party shall be entitled to rely upon the representations and warranties of the other party or parties set forth herein regardless of any investigation or audit conducted before or after the Closing Date or the decision of any party to complete the Closing.

10.        NONCOMPETITION

           10.1  PROHIBITED ACTIVITIES.

           (a) As additional consideration for PetroChemNet's consummation of the transactions contemplated hereby, if the Closing occurs, each of the Stockholders covenants and agrees with and for the benefit of Holdings, CheMatch and the Surviving Corporation that such Stockholder shall not, for a period of four years following the Closing Date, for any reason whatsoever, directly or indirectly, for himself or herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                      (i) call upon any person who is, at that time, an employee of Holdings, CheMatch or the Surviving Corporation in a managerial capacity or other key position for the purpose or with the intent of enticing such employee away from or out of the employ of his or her employer; or

                      (ii) own an interest in or operate any Internet-based trading platform that deals in petrochemicals or products relating to petrochemicals unless neither Holdings, CheMatch, the Surviving Corporation or any of their respective successors or assigns (including any subsequent direct or indirect purchaser of the CheMatch On-Line system) (collectively, a "Holding-related Party") no longer owns or operates such an Internet-based trading system. The restrictions in this clause (ii) shall in no event restrict the ability of the restricted parties, among other things, from providing verbal counseling and advice, single client or group conferences in person (and related written materials for those conferences) regarding the information described in the preceding sentence, as well as providing any written advice regarding the same in its newsletters, periodicals and other specific client-based special reports, studies or advice. Notwithstanding the foregoing, the provisions of this subsection (ii) shall not be deemed to prohibit the Stockholders from holding, or acquiring additional, securities of Holdings or acquiring as an investment not more than one percent

(1%) of the capital stock of a competing business, the stock of which is traded on a national securities exchange or over-the-counter market.

           (b) As additional consideration for the Stockholders' consummation of the transactions contemplated hereby, each of Holdings and PetroChemNet covenants and agrees with and for the benefit of the Stockholders that neither Holdings, the Surviving Corporation nor any other Holdings-related Party under the direct or indirect control of Holdings or the Surviving Corporation shall for a period of four (4) years after the Closing Date, for any reason whatsoever, either directly or indirectly, for itself or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, call upon any person who is at that time an employee of New DeWitt in a managerial capacity or other key position for the purpose or with the intent of enticing such employee away from or out of the employ of New DeWitt.

           10.2 DAMAGES. Each of the parties hereto who are subject to the covenants set out above acknowledges and agrees that (i) because the beneficiary of those covenants would not have entered into this Agreement but for the grant by such party of the covenants contained in this Section, (ii) because of the difficulty of measuring economic losses to such party or their affiliates as a result of a breach of the foregoing covenants, and (iii) because of the immediate and irreparable damage that could be caused to such party for which it would have no other adequate remedy, the foregoing covenant may be enforced by the beneficiary of those covenants in the event of any threatened or actual breach thereof, by injunctions and restraining orders. The foregoing shall be in addition to and without prejudice to or in limitation of any other rights the party enforcing such covenants may have in law or equity as a result of any such threatened or actual breach.

           10.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Section 10 impose a reasonable restraint on the parties bound thereby in light of the activities and business of the beneficiaries thereof and their affiliates on date of the execution of this Agreement and the current plans of such parties and their affiliates; but it is also the intent of the parties that such covenants be construed and enforced in accordance with the changing activities and business of those parties throughout the term of this covenant.

           10.4 SEVERABILITY; REFORMATION. The covenants in this Section 10 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this
Section 10 is determined by a court of competent jurisdiction to be unenforceable, void or invalid in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions or portions thereof and to alter the bounds thereof, including specifically, any time, place and manner restrictions contained in any of the restrictive covenants contained herein, in order to render it valid and enforceable, and the Agreement shall thereby be reformed. In any event, the balance of this Section and this Agreement shall be enforced to the fullest extent possible without regard to such unenforceable, void or invalid provisions or part thereof.

           10.5 INDEPENDENT COVENANT. All of the covenants in this Section 10 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the party or parties bound by the covenants against the party enforcing the same or any other party, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement of such covenants. The covenants contained in Section 10 shall not be affected by any breach of any other provision hereof by any party hereto and shall have no effect if the transactions contemplated by this Agreement are not consummated.

           10.6 MATERIALITY. Holdings, PetroChemNet and the Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

           10.7 OTHER NEW DEWITT SERVICES. Notwithstanding anything in this
Section 10 to the contrary, New DeWitt retains the right to offer or deliver its consulting services via other alternative marketing and/or delivery modes as may best fit its business objectives that do not involve a violation of an express provision in this Section.

           10.8 LIMITATION ON INDEMNITY OBLIGATIONS. Notwithstanding any provision of this Agreement to the contrary (including without limitation the indemnity provisions set out in Section 9), no Stockholder shall be personally liable for a breach of the covenants set out in this Section 10, nor for the breach of any covenants to which the Stockholder has personally agreed to in the Alliance Agreement included in the Transaction Documents, nor shall he or she be obligated for any indemnity or contribution for a breach of those covenants, unless that Stockholder either alone or with any other person, persons, company, partnership, corporation or business of whatever nature, engaged (whether for himself or herself or on behalf of any such other person or party, and whether directly or indirectly) in the activity that resulted in that breach of such covenants.

11.        NONDISCLOSURE OF CONFIDENTIAL INFORMATION

           11.1 STOCKHOLDERS AND COOK. The Stockholders and Cook recognize and acknowledge that they have had in the past, currently have, and in the future may possibly have, access to certain confidential information of CheMatch, the Surviving Corporation and/or PetroChemNet, such as lists of customers, operational policies, and pricing and cost policies, that are valuable, special and unique assets of CheMatch's and/or PetroChemNet's respective businesses. The Stockholders and Cook agree that they shall not disclose confidential information with respect PetroChemNet, and additionally that, if the Closing occurs, they shall not disclose confidential information with respect to CheMatch, the Surviving Corporation or Holdings (other than with respect to the DeWitt Business Assets, as to which only Cook shall have such obligation, and such obligation with respect to Cook may be enforced only by any of the Stockholders or their assigns) to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the party or its assigns to which such information relates, and to counsel and other advisers, provided that such advisers (other than counsel) agree in writing to the confidentiality provisions of this Section 11.1 prior to such disclosure, unless (a) such information becomes known to the public generally through no fault of the disclosing party,
(b) disclosure is required by law or the order of any governmental authority of competent jurisdiction under color of law, or (c) the disclosing party reasonably believes, on the advice of counsel, that such disclosure is required in connection with a lawsuit involving the disclosing party (or its successors) as to which such information relates, provided, that prior to disclosing any information pursuant to clause (a), (b) or (c) above, the disclosing party shall, if possible, give prior written notice thereof to the party (or its successors) as to which such information relates and provide such other party with the opportunity to contest such disclosure, and, with respect to disclosures made pursuant to clauses (b) and (c), shall only make such disclosures as specifically shall be required by such law or order or the reasonable dictates of such lawsuit. In the event of a breach or threatened breach by a Stockholder or Cook of the provisions of this Section, the party as to whom such information relates (or its successors) shall be entitled to an injunction restraining the disclosure, in whole or in part, of such confidential information. Nothing herein shall be construed as prohibiting the enforcing party from pursuing any other available remedy for such breach or threatened breach, including without limitation the recovery of Damages.

           11.2 PETROCHEMNET AND, AFTER THE CLOSING, HOLDINGS, THE SURVIVING CORPORATION AND CHEMATCH. PetroChemNet recognizes and acknowledges that it had in the past, currently has, and in the future may possibly have, access to certain confidential information of Holdings, its predecessors, and CheMatch, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of that party's business. PetroChemNet agrees that, prior to the Closing, or if there shall not be a Closing, it shall not disclose confidential information with respect to Holdings, its predecessors or CheMatch, and if there is a Closing, Holdings, the Surviving Corporation and CheMatch jointly and severally agree that none of them shall disclose confidential information with respect to the DeWitt Business Assets, to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of the party to whom such information relates and to counsel and other advisers, provided that such advisers (other than counsel) agree in writing to the confidentiality provisions of this Section 11.2 prior to such disclosure, unless (a) such information becomes known to the public generally through no fault of the disclosing party or, if there is a Closing, through no fault of Holdings, the Surviving Corporation or CheMatch, (b) disclosure is required by law or the order of any governmental authority under color of law, or (c) the disclosing party reasonably believes that such disclosure is required in connection with a lawsuit to which it is a party, provided, that prior to disclosing any information pursuant to clause (a), (b) or (c) above, the disclosing party shall, if possible, give prior written notice thereof to the party as to whom or which such information relates (and in the case of the Dewitt Business Assets, also to the Stockholders) and provide that party with the opportunity to contest such disclosure, and, with respect to disclosures made pursuant to clauses (b) and (c), shall only make such disclosure as specifically shall be required by such law, order or the reasonable dictates of such lawsuit. In the event of a breach or threatened breach by any such disclosing party of the provisions of this Section, the party to whom or which such information relates (and in the case of disclosure relating to the Dewitt Business Assets, also the Stockholders) shall be entitled to an injunction restraining the disclosure, in whole or in part, of such confidential information. Nothing herein shall be construed as prohibiting the enforcing party from pursuing any other available remedy for such breach or threatened breach, including without limitation the recovery of damages.

           11.3 DAMAGES. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants in Sections 11.1 and 11.2, and because of the immediate and irreparable damage that would be caused for which they would have no other adequate remedy, the parties hereto agree that, in the event of a breach by any of them of the foregoing covenants, the covenant may be enforced against them by injunctions and restraining orders.

           11.4 SURVIVAL. The obligations of the parties under this Article 11 shall survive the termination of this Agreement.

12.        FEDERAL SECURITIES ACT REPRESENTATIONS

           12.1 ECONOMIC RISK; SOPHISTICATION. Each Stockholder, Cook and PetroChemNet represents and warrants to the others that such party has not relied on any purchaser representative, on any other party to this Agreement or any other person, in connection with the acquisition of shares of Holdings Common Stock as contemplated by this Agreement. Each such party represents to and warrants that the others that such party (a) has such knowledge, sophistication and experience in business and financial matters that such party is capable of evaluating the merits and risks of an investment in the shares of Holdings Common Stock, (b) fully understands the nature, scope and duration of the limitations on transfer of the Holdings Common Stock contained in this Agreement and the other agreements executed in connection herewith and (c) can bear the economic risk of an investment in the shares of Holdings Common Stock and can afford a complete loss of such investment. Each such party further represents to and warrants that such party had an adequate opportunity to ask questions and receive answers from the persons who will be officers of Holdings after the Effective Time concerning any and all matters relating to the transactions described herein including without limitation the background and experience of the persons who will be officers and directors of Holdings after the Closing, the plans for the operations of the business of Holdings, the Surviving Corporation and CheMatch, the business, operations and financial condition of Holdings, the Surviving Corporation and CheMatch, and any plans for additional acquisitions and the like. Each party has asked any and all questions in the nature described in the preceding sentence and all questions have been answered to that party's satisfaction.

           12.2 SALES OF STOCK. By his or her execution and delivery of this Agreement, Cook and each Stockholder represents and warrants to PetroChemNet and Holdings that such party does not have any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participations in any shares of Holdings Common Stock or its predecessors other than pursuant to the Werlang Agreement (as defined in Appendix A.1 hereto) and the Palmer Agreement (as defined in Appendix A.1 hereto). By its execution and delivery of this Agreement, PetroChemNet represents and warrants to each Stockholder, Cook and Holdings that, to the best knowledge of PetroChemNet, none of its shareholders has any contract, undertaking, agreement or arrangement, written or oral, with any other person to sell, transfer or grant participations in any shares of Holdings Common Stock.

13.        TERMINATION

           13.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date solely:

           (a) by mutual consent of the boards of directors of PetroChemNet and Holdings;

           (b) by the Stockholders and Holdings as a group, on the one hand, or by PetroChemNet, on the other hand, if the Closing shall not have occurred on or before the date that is 10 days after the date of this Agreement; provided that the right to terminate this Agreement under this Section 13.2(b) shall not be available to either party (with the Stockholders, Cook and Holdings deemed to be a single party for this purpose) whose misrepresentation, breach of warranty or failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date;

           (c) by the Stockholders and Holdings as a group, on the one hand, or by PetroChemNet, on the other hand, if there is or has been a material breach, failure to fulfill or default on the part of the other party (with the Stockholders, Cook and Holdings deemed to be a single party for this purpose) of any of the representations and warranties contained herein or in the due and timely performance and satisfaction of any of the covenants, agreements or conditions contained herein, and the curing of such default shall not have been made or shall not reasonably be expected to occur before date then set as the Closing Date; or

           (d) by the Stockholders and Holdings as a group, on the one hand, or by PetroChemNet, on the other hand, if there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger or the Stock Repurchase Agreement; or there shall be any action taken, or any statute, rule regulation or order enacted, promulgated or issued or deemed applicable to the Merger or the Stock Repurchase Agreement by any governmental entity which would make the consummation of the Merger or the Stock Repurchase Transactions illegal.

           13.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 13.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or its officers, directors or stockholders. Notwithstanding the foregoing, (i) the provisions of this Section 13.2 and
Section 9 (indemnification), Section 11 (confidentiality) and the provisions of
Section 14 (including without limitation Sections 14.5 and 14.7), shall remain in full force and effect and survive any termination of this Agreement; (ii) each party shall remain liable for any breach of this Agreement prior to its termination; and (iii) in the event of termination of this Agreement pursuant to
Section 13.1(c) above, then notwithstanding the provisions of Section 14 below, the breaching party (with the Stockholders, Cook and Holdings deemed to be a single party for purposes of this Section 13.2), shall be liable to the other party to the extent of the expenses incurred by such other party in connection with this Agreement and the transactions contemplated hereby, as well as any Damages in accordance with applicable law, subject to the provisions of this Agreement regarding the payment of and limitations on expenses and Damages.

14.        GENERAL

           14.1 COOPERATION. Holdings, the Stockholders, Cook and PetroChemNet shall each deliver or cause to be delivered to the other on the Closing Date, and at such other times and places as shall be reasonably agreed to, such additional instruments as the other may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement. The Stockholders and Cook shall also cooperate and use their best efforts to have the present officers, directors and employees of New DeWitt cooperate with Holdings and CheMatch on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Return (as such term is defined in Section A.l.22 of Appendix A.1) filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing Date. Holdings shall also cooperate and use its best efforts to have those who become officers, directors and employees of Holdings after the Merger cooperate with the Stockholders on and after the Closing Date in furnishing information, evidence, testimony and other assistance in connection with any Return filing obligations, actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods after the Closing Date that may relate either to Holdings, its predecessors or CheMatch with respect to prior to the Closing or New DeWitt with respect to periods after the Closing.

           14.2 SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding upon and shall inure to the benefit of the parties hereto, the successors of PetroChemNet and the Surviving Corporation, and the heirs and legal representatives of the Stockholders and Cook.

           14.3 ENTIRE AGREEMENT. This Agreement (which includes the Appendices, Exhibits, Schedules and Annexes hereto) sets forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby. It shall not be amended or modified except by a written instrument duly executed by each of the parties hereto. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement including without limitation the letter of intent dated March 19, 1999, by and among PetroChemNet, CheMatch, the Stockholders and Cook, as the same may have been amended or modified on before the date hereof.

           14.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telefax) by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

           14.5 BROKERS AND AGENTS. Except as provided in the next sentence, PetroChemNet, Holdings, CheMatch, the Stockholders (as a group) and Cook each represents and warrants to the others that the representing party has not employed any broker or agent in connection with the transactions contemplated by this Agreement and agrees to indemnify the others against all loss, cost, damages or expense relating to arising out of claims for fees or commission of any broker or agent employed or alleged to have been employed by such indemnifying party. Notwithstanding the foregoing, the Stockholders and Cook have engaged Dewey Investment Partnership, Ltd. or an affiliate thereof ("Dewey") to provide certain financial advisory and related services in connection with the transactions that are the subject of this Agreement, and the compensation to be paid to Dewey for such services shall be included in the costs to be paid as provided in Section 14.7 below.

           14.6 [INTENTIONALLY OMITTED]

           14.7 EXPENSES. PetroChemNet and, after the Closing, Holdings, shall pay in cash at the Closing (or, if acceptable to the Stockholders in their sole discretion, promptly thereafter) the fees, expenses and disbursements of the Stockholders, Cook and their agents, representatives, accountants, financial advisors and counsel incurred in connection with the negotiation, preparation, execution, delivery and consummation of the transactions contemplated by of this Agreement, any preliminary letter or letters of intent, confidentiality agreements and the related transactions, which shall include among others the fees, costs and expenses of Dewey, Theodore J. Lee, Attorney at Law, the law firm of Winstead, Sechrest & Minick and the appraisal firm of Howard, Frazier, Barker, Elliot, Inc., in connection with the valuation referenced in Section
6.16 hereof, and all filing and related fees and expenses relating to the creation of Holdings, New DeWitt and MergerCo (including, without limitation, the merger of Old DeWitt into Holdings) (collectively, "Stockholder Costs and

Expenses"); provided, however, that the aggregate liability of PetroChemNet pursuant to this Section 14.7 shall be the sum of (a) the first $70,000 of Stockholder Costs and Expenses, and 50% of all Stockholder Costs and Expenses above $70,000. Except as otherwise provided in the preceding sentence, each party hereto shall pay its own fees, costs and expenses incurred in connection with negotiation, preparation, execution, delivery and consummation of the transactions contemplated by this Agreement.

           14.8 [INTENTIONALLY OMITTED].

           14.9 NOTICES. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by telefax (with confirmation of receipt), by registered or certified mail, postage prepaid, or by recognized courier service, as follows:

                      If to PetroChemNet, the Surviving Corporation or (if after to the Merger) Holdings to:

                                PetroChemNet, Inc.
                                1281 Main Street
                                Stamford, CT  06902
                                Attn:
                                (Fax:  203-357-7011)

                                with a required copy to:

                                Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, PC One Financial Center
                                Boston, MA  02111
                                Attn:  Andrew Merken
                                (Fax:  617-542-2241)

                      If to Holdings prior to the Merger to:

                                PetroChemNet Holdings, Inc.
                                c/o DeWitt & Company, Incorporated
                                Attn:  Earl H. Armstrong
                                16800 Greenspoint Park, North Atrium, Suite 120

                                Houston, Texas 77060-2386
                                (Fax:  281.774.7210)

                                with a required copy to:

                                Theodore J. Lee, Attorney at Law
                                3104 Edloe, Suite 204
                                Houston, Texas 77027
                                (Fax:  713.623.0990)

                      If to the Stockholders to:

                                [insert name of the Stockholder]
                                c/o DeWitt & Company, Incorporated [if the
                                notice is sent before or at the Closing, and to DeWitt & Company Incorporated, if the notice is sent after the Closing]
                                16800 Greenspoint Park, North Atrium, Suite 120 Houston, Texas 77060-2386
                                (Fax:  281.774.7210)

                                with a required copy to:

                                Theodore J. Lee, Attorney at Law
                                3104 Edloe, Suite 204
                                Houston, Texas 77027
                                (Fax:  713.623.0990)

                      If to Cook to:

                                Fred B. Cook
                                5842 Cinnamon Creek
                                Houston, Texas 77084
                                (Fax:  281.774.7210)

or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered, telefaxed, mailed or dispatched and, if given by any other means, shall be deemed given only when actually received by the addressees.

           14.10 GOVERNING LAW. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions. Except as expressly set forth in Section 9, all disputes arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby shall be adjudicated in a court of competent civil jurisdiction sitting in the City of Houston, Texas and nowhere else. Each of the parties hereto hereby irrevocably submits to the jurisdiction of such court for the purposes of any suit, civil action or other proceeding arising out of, in connection with or with respect to this Agreement, the subject matter hereof, the performance or non-performance of any obligation hereunder, or any of the transactions contemplated hereby (collectively, "Suit"). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to the jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or that the venue of such Suit is improper.

           14.11 SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable. The preceding sentence is in addition to and not in place of the severability provisions in Section 10.4.

           14.12 ABSENCE OF THIRD PARTY BENEFICIARY RIGHTS. No provision of this Agreement is intended, nor will be interpreted, to provide to create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner of any party hereto or any other person or entity.

           14.13 MUTUAL DRAFTING. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

           14.14 FURTHER REPRESENTATIONS. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the tax consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such tax consequences.

           14.15 AMENDMENT; WAIVER. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.



                           [INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                          PETROCHEMNET, INC.





                                          By /s/ KAREN MORGAN
                                            ----------------------------------
                                             Name: Karen Morgan
                                             Title:



                                          PETROCHEMNET HOLDINGS, INC.





                                          By /s/ JOHN A. BOHN
                                            ----------------------------------
                                             Name: John A. Bohn
                                             Title:



                                          PCN MERGER SUB, INC.





                                          By /s/ JOHN A. BOHN
                                            ----------------------------------
                                             Name: John A. Bohn
                                             Title:



                                          STOCKHOLDERS:




                                          /s/ EARL H. ARMSTRONG
                                          --------------------------------
                                          Earl H. Armstrong




                                          /s/ TERESA A. ACOSTA
                                          --------------------------------
                                          Teresa A. Acosta


                                          /s/ WILLIAM P. BARRY
                                          --------------------------------
                                          William P. Barry



                                          COOK:


                                          /s/ FRED B. COOK
                                          --------------------------------
                                          Fred B. Cook

                                   APPENDIX A

         A.1 REPRESENTATIONS AND WARRANTIES OF HOLDINGS, THE STOCKHOLDERS AND
COOK

         Notwithstanding anything in this Appendix A.1 or the Agreement to the contrary, Cook makes no representation or warranty as to the matters set forth in this Appendix A.1 that relate to Holdings or MergerCo.

         A.1.1 DUE ORGANIZATION. (a) Neither the Stockholders nor Cook has taken any action that would cause either of Holdings and MergerCo not to be a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of Holdings (a "Holdings Material Adverse Effect"). Holdings is the successor by merger to the assets, business and liabilities of Old DeWitt. True, complete and correct copies of the Certificate of Incorporation and By-laws, each as amended to date, of Old DeWitt have been provided to PetroChemNet on or before the date hereof. The Certificate of Incorporation and By-laws of Old DeWitt are referred to herein as the "DeWitt Charter Documents." The minute books of Old DeWitt, as heretofore made available to PetroChemNet (and as shall be delivered to PetroChemNet at Closing), are correct and complete in all material respects, and reflect all resolutions adopted by its incorporators, stockholders and directors (including by any committees of the board of directors of each such corporation). Neither the Stockholders nor Cook has taken any actions with respect to Holdings or MergerCo that is not reflected in the minute books of Old DeWitt as heretofore made available to PetroChemNet.

         (b) CheMatch is a corporation duly organized, validly existing and is in good standing under the laws of the State of Texas and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on its business in the places and in the manner as now conducted except where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of CheMatch (a "CheMatch Material Adverse Effect"). Notwithstanding anything in this clause (b) or any other provision of this Appendix A, the representations and warranties included in this Appendix A regarding CheMatch as they relate to matters that are within the jurisdiction of the U.S. Commodities Futures Trading Commission (the "CFTC") are limited in all respects to those matters, and only those matters, set out in clause (c) of this Section A.1.1., and Holdings, the Stockholders and CheMatch expressly disclaim any other express or implied representation or warranty regarding CheMatch as it relates to matters that are within such jurisdiction, except as provided in that clause
(c). Texas is the only jurisdiction in which CheMatch is authorized or qualified to do business. True, complete and correct copies of the Articles of Incorporation and By-laws, each as amended to date, of CheMatch have been provided to PetroChemNet on or before the date hereof. Such Articles of Incorporation and By-laws are referred to herein as the "CheMatch Charter Documents." The minute books of CheMatch, as heretofore made available to PetroChemNet (and as shall be delivered to PetroChemNet at Closing), are correct and complete in all material respects, and reflect all resolutions adopted by its incorporators, stockholders and directors (including by any committees of its board of directors).

           (c) CheMatch is not aware that its activities, including its ownership and operation of the CheMatch On-Line system, violate any provision of the U.S. Commodity Exchange Act, or any law, rule or regulation administered by the CFTC (the "Commodities Laws, Rules and Regulations"). CheMatch has provided to PetroChemNet a copy of the letters submitted to the CFTC on its behalf by Theodore J. Lee, Attorney at Law, regarding the proposed or actual activities of CheMatch. Although subsequent discussions between various staff members and Mr. Lee have occurred, to the best knowledge of CheMatch, the CFTC has neither responded definitively in writing to those letters regarding the matters that are the subject of those letters nor taken a definitive position with respect to the matters that are the subject of those letters.

         A.1.2 AUTHORIZATION; VALIDITY.

                  (a) Neither the Stockholders nor Cook has taken any action that could cause the representatives of Holdings and MergerCo executing this Agreement and each of the other agreements and instruments executed and delivered by either or both of them in connection with the transactions contemplated hereby (collectively, the "Transaction Documents") not to have the full legal right, corporate power and authority to enter into and bind Holdings and MergerCo to the terms of this Agreement and the other Transaction Documents. Cook and each of the Stockholders has the full legal right, corporate or other power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. Neither the Stockholders nor Cook has taken any action that could cause the execution and delivery of this Agreement by Holdings and MergerCo and the performance by Holdings and MergerCo of the transactions contemplated herein and therein not to have been duly and validly authorized by the respective Boards of Directors of such corporations or this Agreement and each of the other Transaction Documents not to have been duly and validly authorized by all necessary corporate action. This Agreement is, and when executed, each of the other Transaction Documents will be, a legal, valid and binding obligation of Cook and the Stockholders, enforceable against each of them in accordance with its terms.

         (b) Neither the Stockholders nor Cook has taken any action that could cause the shares of Holdings Common Stock to be delivered to the stockholders of PetroChemNet at the Closing in connection with the Merger not to be duly authorized, validly issued shares of common stock of Holdings, fully paid and nonassessable, or issued in violation of the preemptive rights of any persons.

         A.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Transaction Documents, the consummation of any transactions herein or therein referred to or contemplated and the fulfillment of the terms hereof and thereof shall not:

                  (a) conflict with, or result in a breach or violation of any Old DeWitt or CheMatch Charter Documents;

                  (b) materially conflict with, or result in a material default (or an event which would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which Old DeWitt was, or CheMatch is, a party, or result in the creation or imposition of any lien, charge or encumbrance on any of

         Holdings', MergerCo's or CheMatch's properties pursuant to (i) any law or regulation to which Holdings or CheMatch or any of its or their property is subject (provided, however, that no representation is made with respect to the Commodities Laws, Rules and Regulations), or (ii) any judgment, order or decree to which Old DeWitt or CheMatch is bound or any of its or their property is or was subject. Notwithstanding the foregoing, the provisions of an Agreement, entered into in August 1997 between CheMatch and Jorge Werlang (the "Werlang Agreement"), may require a payment to be paid to Werlang by the Stockholders in connection with the transactions contemplated hereby if the transactions contemplated by the Werlang Agreement are not consummated concurrently with the transactions contemplated hereby, and the provisions of a Stock Option Agreement, dated as of December 1, 1996 (the "Palmer Agreement"), by and between William P. Barry and Simon J. Palmer, includes certain rights in favor of Mr. Palmer to purchase shares of common stock of Old DeWitt from Mr. Barry, which Palmer Agreement shall not be in effect with respect to the shares of Old DeWitt, Holdings or CheMatch as of the Effective Time. Copies of the Werlang Agreement and the Palmer Agreement, as in effect on the date hereof, have been provided or made available to PetroChemNet on or before the date of this Agreement;

                  (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of CheMatch; or

                  (d) violate any law, order, judgment, rule or regulation to which Old DeWitt or CheMatch is or was subject or by which old DeWitt or CheMatch is or was bound (provided, however, that no representation is made with respect to the Commodities Laws, Rules and Regulations or with respect to the Hart-Scott-Rodino Antitrust Improvements Act of
         1976).

         A.1.4 CAPITAL STOCK. (a) The authorized capital stock of Old DeWitt consists of 1,000,000 shares of common stock, $0.01 par value per share, of which 150,000 shares are issued and outstanding (not including any shares that may be held in its treasury or otherwise have been canceled prior to the date hereof). Neither the Stockholders nor Cook has taken any action to affect or alter in any manner the authorized or issued capital stock of Holdings or MergerCo except as expressly contemplated by this Agreement. All of the issued and outstanding shares of the capital stock of Old DeWitt have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially by the Stockholders in the amounts set forth in Annex I hereto free and clear of all liens, encumbrances and claims of every kind (except as may be contemplated by the Palmer Agreement as it relates to shares of capital stock of Old DeWitt held by William P. Barry, all of which encumbrances shall be terminated prior to the Closing Date). Neither the Stockholders nor Cook has taken any action that could cause any of the shares of capital stock of Holdings or MergerCo not to be duly authorized and validly issued, fully paid and nonassessable or owned of record and beneficially by the Stockholders in the amounts set forth in Annex II hereto free and clear of all liens, encumbrances and claims of every kind (except as may be contemplated by the Palmer Agreement as it relates to shares of capital stock of Old DeWitt held by William P. Barry, all of which encumbrances shall be terminated prior to the Closing Date). All of the outstanding shares of the capital stock of Old DeWitt that were issued on or before the date hereof were offered, issued, sold and delivered by Old DeWitt in compliance with all applicable state and federal laws concerning the issuance of securities, and neither the Stockholders nor Cook has taken any action that could cause any of the shares of capital stock to be issued by Holdings to be issued other than in compliance with all applicable state and federal laws concerning the issuance of securities. None of the shares of capital stock of Old DeWitt was issued in violation of the preemptive rights of any person or entity, and neither the Stockholders nor Cook has taken any action that could cause any of the shares of capital stock to be issued by Holdings to be issued in violation of the preemptive rights of any person or entity.

                  (b) The authorized capital stock of CheMatch consists of 10,000 shares of common stock, par value $.01 per share, of which 3,750 shares are issued and outstanding. All of the issued and outstanding shares of the capital stock of CheMatch have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record by Holdings or Cook, and beneficially by Holdings and Cook, free and clear of all liens, encumbrances and claims of every kind. All of the issued and outstanding shares of the capital stock of CheMatch were offered, issued, sold and delivered by CheMatch in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares was issued in violation of the preemptive rights of any persons or entities.

         A.1.5 TRANSACTIONS IN CAPITAL STOCK. No option, warrant, call, subscription right, preemptive right, conversion right or other contract or commitment of any kind exists which may obligate Holdings, MergerCo or CheMatch to issue, sell or otherwise cause to become outstanding any shares of capital stock or other equity securities of Holdings, MergerCo or CheMatch, other than the Werlang Agreement and the Battery Agreement and other than as contemplated by this Agreement. Neither Holdings, MergerCo nor CheMatch has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof, other than as provided in the Werlang Agreement and except as contemplated by this Agreement; provided, however, that the representations in this Section relating to Holdings (from and after the effective time of the incorporation of Holdings) and MergerCo are limited to the best knowledge of the Stockholders and Cook.

         A.1.6 [INTENTIONALLY OMITTED.]

         A.1.7 SUBSIDIARIES. Holdings has no subsidiaries other than CheMatch and MergerCo, and does not presently own, of record or beneficially, or control, directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity other than CheMatch, nor is Holdings or CheMatch, directly or indirectly, a participant in any joint venture, partnership or other noncorporate entity other than indirect investments via mutual funds and similar professionally managed investment vehicles, the investment policies of which are not controlled by Holdings, CheMatch or the Stockholders.

         A.1.8 [INTENTIONALLY OMITTED.]

         A.1.9 INTELLECTUAL PROPERTY

         (a) Set forth on SCHEDULE A.1.9 and SCHEDULE A.1.13 is a true, complete and correct list of all intellectual property CheMatch owns, or has the right to use, sell or license and which is utilized in its business as presently conducted and as presently contemplated to be conducted after the Merger (such intellectual property and the rights thereto are collectively referred to herein as the "CheMatch IP Rights"). Except as set forth on SCHEDULE A.1.9, CheMatch owns all such CheMatch IP Rights. Neither Holdings nor CheMatch has granted, nor to the Stockholders' and CheMatch's knowledge after good faith inquiry, does there exist by implication or operation of law, any license, interest or other right in respect thereof which does or which will, subsequent to the Closing, permit or enable anyone other than CheMatch to use any of the CheMatch IP Rights except (i) for those CheMatch IP Rights, if any, that are included in the DeWitt Business Assets and (ii) each customer of the CheMatch On-Line service is granted a non-exclusive license, without the right of sublicense, to use the CheMatch On-Line software in connection with such customer's use of such service.

         (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any CheMatch IP Rights (the "CheMatch IP Rights Agreements"), will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any CheMatch IP Rights or impair the right of CheMatch or Holdings to use, sell or license any CheMatch IP Rights or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not singly or in the aggregate, result in a Material Adverse Effect on CheMatch or Holdings and except with respect to the CheMatch IP Rights, if any, that are transferred to New DeWitt as part of the DeWitt Business Assets.

         (c) Except as set forth SCHEDULE 1.9 (i) neither the marketing, license, sale or use or intended use of any product, service or technology currently used, licensed or sold or under development by CheMatch violates any license or agreement between CheMatch and any third party or, to the knowledge of CheMatch, infringes any intellectual property right of any other party; and
(ii) there is no pending or, to the knowledge of CheMatch, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any CheMatch IP Rights, nor has CheMatch received any written notice asserting that any CheMatch IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party.

         (d) CheMatch has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in the United States in, all CheMatch IP rights.

         (e) To CheMatch's knowledge, none of the computer software, computer firmware, computer hardware (whether general or special purpose) or similar or related items of automated, computerized or software systems that are used or relied on by CheMatch or sub-licensed to CheMatch in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will product incorrect results when processing, providing or receiving (i) date-related data from, into and between the Twentieth (20th) and Twenty-First
(21st) centuries or (ii) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries, causing a material adverse effect on CheMatch. No representation is made, however, as to any Microsoft software or ZetaFax software used by CheMatch in connection with the operation of its business.

         A.1.10 FINANCIAL STATEMENTS. (a) Holdings has provided to PetroChemNet
(a) true, complete and correct copies of Old DeWitt's unaudited Consolidated Balance Sheets as of November 30 of each of the years 1996, 1997 and 1998 (the end of each of its three most recent completed fiscal years), unaudited Consolidated Statements of Income, unaudited Consolidated Statements of




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Changes in Shareholders' Equity, and unaudited Consolidated Statements of Cash
Flows for each of Old DeWitt's three most recent completed fiscal years, in each case, together with the Accountant's Review Report of Cole & Trumbla, P.C., certified public accountants, Houston, Texas (collectively, the "Reviewed Holdings Financials") and (b) true, complete and correct copies of Old DeWitt's Balance Sheet (the "Holdings May Balance Sheet") as of May 31, 1999 (hereinafter referred to as the "Holdings Balance Sheet Date") and Statements of Income for the six-month period then ended (collectively, the "Holdings Interim Financials"; and together with the Reviewed Holdings Financials, the "Holdings Financial Statements"). The Holdings Financial Statements have been prepared from the books and records of Old DeWitt and CheMatch. The Reviewed Holdings Financials were reviewed in accordance with the Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. The Holdings Interim Financials do not include normal year-end adjustments, which in the aggregate would not be material in amount or effect, do not include footnote information and may not accurately reflect the ownership of shares of capital stock of CheMatch by Cook. Except as provided above, each of the Consolidated Balance Sheets included in Holdings Financial Statements presents fairly the financial condition of Holdings as of the dates indicated thereon, and each of the Statements of Income, Cash Flows and Retained Earnings included in Holdings Financial Statements presents fairly the results of its operations for the periods indicated thereon, subject in the case of the Holdings Interim Financials, to normal year-end adjustments, which in the aggregate would not be material in amount or effect, and to customary footnote information which, if included might affect the interpretation of the information included thereon.

                  (b) Holdings has provided to PetroChemNet on or before the date hereof true, complete and correct copies of CheMatch's Balance Sheet (the "CheMatch May Balance Sheet") as of the Holdings Balance Sheet Date and Income Statement for the six-month period then ended (collectively, the "CheMatch Financial Statements"). The CheMatch Financial Statements have been prepared from the books and records of CheMatch, and do not include normal year-end audit adjustments, which in the aggregate would not be material in amount or effect, and do not include footnote information and may not accurately reflect the ownership of shares of capital stock of CheMatch by Cook. Except as provided above, each of the Balance Sheets included in the CheMatch Financial Statements presents fairly the financial condition of CheMatch as of the dates indicated thereon, and each of the Income Statements included in the CheMatch Financial Statements presents fairly the results of its operations for the periods indicated thereon, subject to normal year-end adjustments, which in the aggregate would not be material in amount or effect, and to customary footnote information which, if included might affect the interpretation of the information included thereon.

         A.1.11 LIABILITIES AND OBLIGATIONS.

                  (a) Except as disclosed on SCHEDULE A.1.11(A) attached hereto, and except for (i) liabilities of Holdings arising as a result of the transactions contemplated hereby, to the extent such liabilities arise other than by reason of a breach by the Stockholders or Cook of any of their representations, warranties or covenants set forth herein, and
         (ii) liabilities arising as a result of actions of the officers and directors of Holdings other than those actions of the officers and directors of Old DeWitt taken prior to the effective time of the merger of Old Dewitt with and for Holdings for which Holdings becomes liable by operation of law upon consummation of the merger of Old DeWitt with and into Holdings, Holdings is not liable for or subject to any liabilities except for:

                           (i) those liabilities reflected on the Holdings May
                  Balance Sheet and not heretofore paid or discharged;

                           (ii) those liabilities arising in the ordinary course
                  of its business consistent with past practice under any contract, commitment or agreement specifically disclosed in this Agreement or not required to be disclosed in this Agreement because of the term or amount involved or otherwise; and

                           (iii) those liabilities incurred, consistent with
                  past practice, in the ordinary course of business and either not required to be shown on the Holdings May Balance Sheet or arising since the Holdings Balance Sheet Date, which liabilities in the aggregate are of a character and magnitude consistent with past practice.

         Except as otherwise expressly provided in the DeWitt Stock Repurchase Agreement, all of such liabilities are included as part of the Assumed Liabilities that New DeWitt is assuming in connection with the Stock Repurchase Transactions. For purposes of this Section A.1.11 and Section 9.1 of this Agreement, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured; provided, however, that no representation or warranty is made in this Section
A.1.11 as to any Tax related liability, all of which are limited exclusively to those representations and warranties set out in Section A.1.22 hereof.

                  (b) Except as disclosed on SCHEDULE A.1.11(b) or any other Schedule attached hereto or as otherwise expressly contemplated by the Transaction Documents, CheMatch is not liable for or subject to any liabilities except for:

                           (i) those liabilities reflected on the CheMatch May
                  Balance Sheet and not heretofore paid or discharged;

                           (ii) those liabilities arising in the ordinary course
                  of its business consistent with past practice under any contract, commitment or agreement specifically disclosed in this Agreement or not required to be disclosed in this Agreement because of the term or amount involved or otherwise; and

                           (iii) those liabilities incurred, consistent with
                  past practice, in the ordinary course of business and either not required to be shown on the CheMatch May Balance Sheet or arising since the Holdings Balance Sheet Date, which liabilities in the aggregate are of a character and magnitude consistent with past practice.

         A.1.12 ACCOUNTS AND NOTES RECEIVABLE. SCHEDULE A.1.12 hereto sets forth an accurate list, as of June 16, 1999, of the accounts and notes receivable of CheMatch (including without limitation receivables from and advances to employees and the Stockholders), which includes an aging of all accounts and notes receivable showing amounts due in 30-day aging categories.

         A.1.13 PERMITS AND INTANGIBLES. Each of Holdings and CheMatch owns or holds all licenses, franchises, permits and other governmental authorizations, including without limitation permits, titles (including without limitation motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates, or any United States trademarks, trade names, patents, patent applications and copyrights, the absence of any of which could have a Holdings or CheMatch Material Adverse Effect (the "Material Permits"), except that Holdings and CheMatch do not currently own or hold, but have applied for, certain Material Permits identified on SCHEDULE A.1.13 as having been applied for, with respect to which the failure of CheMatch to own or hold such Material Permits as of an earlier time than they will issue upon approval of such application will not have a CheMatch Material Adverse Effect. SCHEDULE A.1.13 hereto sets forth an accurate list and summary description, as of the date hereof, of all Material Permits of Holdings and CheMatch. To the knowledge of the Stockholders those Material Permits are valid, and neither Holdings nor CheMatch has received any notice that any governmental authority intends to modify, cancel, terminate or not renew any of those Material Permits. Each of Holdings and CheMatch has conducted and is conducting its business in compliance with the requirements, standards, criteria and conditions set forth in those Material Permits and other applicable orders, approvals, variances, rules and regulations and is not in violation of any of the foregoing except where such non-compliance or violation would not have a Holdings or CheMatch Material Adverse Effect. The transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to Holdings and/or CheMatch by, any of its respective Material Permits. Notwithstanding anything in this Section A.1.13 to the contrary, no representation or warranty is made with respect to the matters described in this Section as they are affected by the Commodity Laws, Rules and Regulations.

         A.1.14 ENVIRONMENTAL MATTERS. (a) (i) Holdings has complied with and is in compliance with all federal, state, local and foreign laws, statutes (civil and criminal), common laws, ordinances, codes, regulations, rules, notices, permits, judgments, requirements, standards, guidelines, judicial and administrative orders and decrees applicable to it and its properties, assets, operations and businesses relating to pollution, worker and public health and safety, and/or environmental protection (collectively "Environmental Laws"), including without limitation Environmental Laws relating to air, water, land and the generation, release, storage, use, handling, transportation, treatment, discharge, disposal or other handling of Wastes, Hazardous Wastes and Hazardous Substances (as such terms are currently defined in any applicable Environmental
Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a Holdings Material Adverse Effect; (ii) Holdings has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Wastes, Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by Holdings where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a Holdings Material Adverse Effect; (iii) there have been no emissions, spills, discharges, releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned, leased or operated by Holdings except as permitted by Environmental Laws or where such emissions, spills, discharges, and releases do not and could not have a Holdings Material Adverse Effect; (iv) Holdings knows of no on-site or off-site location to which Holdings has transported or disposed of Wastes, Hazardous Wastes and/or Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against Holdings or CheMatch for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA); and (v) Holdings neither has nor will have any liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment, except to the extent that such liability does not and would not have a Holdings Material Adverse Effect. For purposes of this Appendix A, the term Environmental Laws includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 U.S.C. '9601 et seq., the Resource Conservation and
Recovery Act ("RCRA"), 42 U.S.C. '6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. '1251 et seq., the Clean Air Act, 42 U.S.C. '1857 et seq., the Occupational Safety and Health Act of 1970, 29 U.S.C. '651 et seq., and the Toxic Substances Control Act, 15 U.S.C. '2601 et seq.

                  (b) (i) CheMatch has complied with and is in compliance with all Environmental Laws, including without limitation Environmental Laws relating to air, water, land and the generation, release, storage, use, handling, transportation, treatment, discharge, disposal or other handling of Wastes, Hazardous Wastes and Hazardous Substances (as such terms are currently defined in any applicable Environmental Law), except to the extent that noncompliance with any Environmental Law, either singly or in the aggregate, does not and would not have a CheMatch Material Adverse Effect; (ii) CheMatch has obtained and adhered to all necessary permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Wastes, Hazardous Wastes and Hazardous Substances and has reported, to the extent required by all Environmental Laws, all past and present sites owned and operated by CheMatch where Hazardous Wastes or Hazardous Substances have been treated, stored, disposed of or otherwise handled, except to the extent that a failure to do so, either singly or in the aggregate, does not and would not have a CheMatch Material Adverse Effect; (iii) there have been no emissions, spills, discharges, releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned, leased or operated by CheMatch except as permitted by Environmental Laws or where such emissions, spills, discharges, and releases do not and could not have a CheMatch Material Adverse Effect; (iv) CheMatch knows of no on-site or off-site location to which Holdings has transported or disposed of Wastes, Hazardous Wastes and/or Hazardous Substances or arranged for the transportation of Hazardous Wastes and Hazardous Substances, which site is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any claim against CheMatch or Holdings for any clean-up cost, remedial work, damage to natural resources or personal injury, including without limitation any claim under CERCLA; and (v) CheMatch neither has nor will have any liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment, except to the extent that such liability does not and would not have a CheMatch Material Adverse Effect.

         A.1.15 REAL AND PERSONAL PROPERTY. (a) SCHEDULE A.1.15(a) hereto sets forth an accurate list of all owned and leased real property, all personal property included in "depreciable plant, property and equipment" on the Holdings May Balance Sheet and all other personal property owned or leased by Holdings with a value in excess of $25,000 (i) as of the Holdings Balance Sheet Date and (ii) acquired since the Holdings Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and all real properties on which are situated buildings, warehouses, workshops, garages and other structures used in the operation of the business of Holdings and also including an indication as to which assets are currently owned, or were formerly owned, by the Stockholders or any other person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with Holdings ("Affiliates"). All fixed assets used by Holdings that are material to the operation of its business are either owned by Holdings or leased under an agreement which is listed on SCHEDULE A.1.15(a).

                  (b) SCHEDULE A.1.15(b) hereto sets forth an accurate list of all owned and leased real property, all personal property included in "depreciable plant, property and equipment" on the CheMatch May Balance Sheet and all other personal property owned or leased by CheMatch with a value in excess of $25,000 (i) as of the Holdings Balance Sheet Date and (ii) acquired since the Holdings Balance Sheet Date, including in each case true, complete and correct copies of leases for material equipment and all real properties on which are situated buildings, warehouses, offices and other structures used in the operation of the business of CheMatch and also including an indication as to which assets are currently owned, or were formerly owned, by the Stockholders or business or personal Affiliates of CheMatch or the Stockholders. Except as otherwise set forth on SCHEDULE A.1.15(b), all of the material machinery and equipment of Holdings listed on SCHEDULE A.1.15(b) are in good working order and condition, and fit for the purposes for which they were intended, ordinary wear and tear excepted. All leases set forth on SCHEDULE A.1.15(b) are in full force and effect and constitute valid and binding agreements of Holdings and, to the knowledge of Holdings, the other parties thereto in accordance with their respective terms. All fixed assets used by Holdings that are material to the operation of its business are either owned by Holdings or leased under an agreement which is listed on SCHEDULE A.1.15(b), other than the DeWitt Business Assets to be conveyed pursuant to the Stock Repurchase Transactions none of which will CheMatch or Holdings, after the Effective Time, have any ownership, leasehold or other right or interest in or to except as contemplated by the Sharing and Related Agreement between New DeWitt and CheMatch. SCHEDULE A.1.15(b) includes without limitation true, complete and correct copies of all title reports and title in effect. CheMatch has no plans or projects involving the opening of new operations, expansion of any existing operations or the acquisition of any real property or existing business, to which management of CheMatch has made any material expenditure in the two-year period prior to the date of this Agreement, which if pursued by CheMatch, would require additional expenditures of capital.

         A.1.16 SIGNIFICANT CUSTOMERS; MATERIAL CONTRACTS AND COMMITMENTS. SCHEDULE A.1.16 hereto contains an accurate list of (a) all significant customers (i.e. those customers representing 5% or more of CheMatch's revenues for the 12 months ending on the Holdings Balance Sheet Date, or who have paid to CheMatch $25,000 or more in any of the past four fiscal quarters) and (b) all material contracts, commitments, leases, instruments, agreements, licenses or permits to which Old DeWitt or CheMatch is or was a party or to or by which it or its properties are or were subject or bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (i) as of the Holdings Balance Sheet Date and (ii) entered into since the Holdings Balance Sheet Date (collectively, the "Holdings/CheMatch Material Contracts"). Holdings has made available to PetroChemNet on or before the date hereof true, complete and correct copies of the Holdings/CheMatch Material Contracts. Except to the extent set forth on SCHEDULE A.1.16 hereto, (x) none of CheMatch's significant customers have canceled or substantially reduced or, to the knowledge of the Stockholders, are currently attempting or threatening to cancel or substantially reduce service or commitments, (y) each of Old DeWitt and CheMatch has complied with all of its material commitments and obligations and are not in default under any of the Holdings/CheMatch Material Contracts and no notice of default has been received or threatened with respect to any thereof and (z) there are no Holdings/CheMatch Material Contracts that were not negotiated at arm's length with third parties not Affiliated with Old DeWitt or CheMatch or any officer, director or Stockholder, other than the intercompany transactions between Old DeWitt and CheMatch themselves.

         A.1.17 TITLE TO REAL PROPERTY. Neither Holdings nor CheMatch owns any real property.

         A.1.18 INSURANCE. SCHEDULE A.1.18 hereto sets forth an accurate list, as of the Holdings Balance Sheet Date, of all insurance policies carried by Old DeWitt and CheMatch, all of which will be assigned to New DeWitt in connection with the Stock Repurchase Transactions. Holdings has made available to PetroChemNet on or before the date hereof true, complete and correct copies of all current insurance policies, all of which are in full force and effect. Except as set forth on SCHEDULE A.1.18, neither Old DeWitt nor CheMatch has been denied any insurance coverage which it has requested or which has been requested on its behalf.

         A.1.19 COMPENSATION; EMPLOYMENT AGREEMENTS. SCHEDULE A.1.19 hereto sets forth an accurate list, as of the date hereof, of all officers, directors and key employees of CheMatch, listing all employment agreements with such officers, directors and key employees as of (a) the Holdings Balance Sheet Date and (b) the date hereof. CheMatch has no written employment contracts, commitments or arrangements with any person, and no oral arrangements with any party other than Cook, which oral arrangement has been completely and accurately described to PetroChemNet on or before the date hereof and which arrangement shall be terminated without liability to CheMatch or Holdings on or prior to the Effective Time except for salary and benefit payments unpaid and accrued through the Effective Time in customary amounts. Holdings has no contracts, commitments or arrangements with any person, whether written or oral, which is not included as part of the Assumed Liabilities.

         A.1.20 EMPLOYEE BENEFIT PLANS; LABOR MATTERS. All employee benefit plans, programs and policies (whether formal or informal, and whether maintained for the benefit of a single individual or more than one individual) maintained or contributed to by Holdings for the benefit of any current or former employee of Old DeWitt or CheMatch or in which such employees are entitled to participate are listed in SCHEDULE A.1.20 (the "Benefit Plans"), and copies of all such written plans and policies, written descriptions of all such oral plans and policies, and all other documentation relating to such plans and policies previously have been delivered or made available in writing to PetroChemNet. All rights and interests of Old DeWitt, Holdings and CheMatch in and to the Benefit Plans will be included in the DeWitt Business Assets, and all liabilities of Old DeWitt Holdings and CheMatch under the Benefit Plans, including all liabilities, if any, which may arise from the assignment thereof without the prior consent of the insurers thereunder, will be assumed by New DeWitt in connection with the Stock Repurchase Transactions. Except as disclosed on SCHEDULE A.1.20: (a) each Benefit Plan and the administration thereof complies, and has at all times complied, in all material respects with the requirements of all applicable law, including without limitation the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended (the "Code"), and each Benefit Plan intended to qualify under section 401(a) of the Code so qualifies, and each trust which forms a part of any such plan is tax-exempt under section 501(a) of the Code; (b) no Benefit Plan subject to Part 3 of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code; (c) no liability has been incurred or is expected to be incurred under Title IV of ERISA to any party with respect to any Benefit Plan, or any other plan presently or heretofore maintained or contributed to by Holdings or CheMatch, any predecessor to Holdings or CheMatch, or any entity that is or at any time was a member of a controlled group, as defined in Section 412(n)(6)(B) of the Code, which includes or included Holdings or CheMatch ("Controlled Group Member"); (d) neither Holdings, CheMatch nor any Controlled Group Member has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA; (e) the "amount of unfunded benefit liabilities" within the meaning of section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA; (f) no Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA; (g) no Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Title I of ERISA or section 4980B of the Code, (h) no material "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any plan maintained by a Controlled Group Member since the effective date of said section 4043; (i) no suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan; (j) all contributions to Benefit Plans that were required to be made under such Benefit Plans have been made as of the Holdings Balance Sheet Date, and all benefits accrued under any unfunded Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with generally accepted accounting principles as of such date and Holdings and CheMatch will have performed by the Closing Date all material obligations required to be performed as of such date under Benefit Plans, and (k) no employee of Holdings or CheMatch is represented by a labor union or organization, no labor union or organization has been certified or recognized as a representative of any such employee, there are no pending or, to the knowledge of the Stockholders, threatened representation campaigns concerning union representation involving any employee or efforts of any labor union or organization (or representatives thereof) to organize any employees. Neither Holdings nor CheMatch is bound by or subject to (and none of its respective assets or properties is bound by or subject to) any arrangement with any labor union. No employees of Holdings or CheMatch are represented by any labor union or covered by any collective bargaining agreement and, to the best of the Stockholders' knowledge, no campaign to establish such representation is in progress. There is no pending or, to the best of the Stockholders' knowledge, threatened labor dispute involving Holdings or CheMatch and any group of its or their employees nor has Holdings or CheMatch experienced any labor interruptions over the past three years, and each of Holdings and CheMatch considers its relationship with its employees to be good. If reasonably requested by PetroChemNet, Holdings and/or CheMatch shall terminate any Benefit Plan substantially contemporaneously with the Closing.

         A.1.21 CONFORMITY WITH LAW; LITIGATION. Neither Old DeWitt nor CheMatch has violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it, which violations individually or in the aggregate could have a CheMatch or Holdings

Material Adverse Effect; and except to the extent set forth on SCHEDULE A.1.21, there are no material claims, actions, suits or proceedings, pending or, to the best of the Stockholders' knowledge, threatened, against or affecting Holdings or CheMatch, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received. Notwithstanding anything in this Section A.1.21 to the contrary, no representation or warranty is made in this Section with respect to the matters described in this Section as they are affected by the Commodity Laws, Rules and Regulations or the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         A.1.22 TAXES. . Except as set forth on SCHEDULE A.1.22, (a) each of Holdings (including without limitation its predecessor, DeWitt & Company, Incorporated, a Texas corporation) and CheMatch has timely filed or shall timely file all requisite federal, state and other Tax (as defined below) returns, reports and forms ("Returns") for all periods ended on or before the Closing Date, and all such Returns are timely and complete in all material respects; provided, however, that an extension has been filed for with respect to the tax year beginning December 1, 1997, and ending November 30, 1998 return for DeWitt & Company, Incorporated and CheMatch, and any Tax due with respect to that period has not been paid; (b) there are no examinations in progress or claims against Holdings or CheMatch for Taxes for any period or periods and no notice of any claim for Taxes, whether pending or threatened, has been received; (c) each of Holdings and CheMatch has a taxable year ended on November 30 in each year; (d) each of Holdings and CheMatch currently utilizes the cash method of accounting for income Tax purposes and such method of accounting has not changed in the past five years; (e) each of Holdings and CheMatch has made (or there has been made on its behalf) all current estimated Tax payments required to have been paid on or before the Closing Date in an amount sufficient to avoid any underpayment penalties; and (f) copies of (i) any Tax examinations, (ii) extensions of statutory limitations for the collection or assessment of Taxes and (iii) the Returns of Holdings and CheMatch (without the schedules thereto) with respect to the tax years ended November 30, 1996 and 1997 have been made available to PetroChemNet on or before the date hereof.

                  For purposes of this Agreement, the term "Tax" shall be understood to include any tax or similar governmental charge, impost or levy (including without limitation income taxes, franchise taxes, transfer taxes or fees, sales taxes, use taxes, gross receipts taxes, value added taxes, employment taxes, excise taxes, ad valorem taxes, property taxes, withholding taxes, payroll taxes, minimum taxes or windfall profit taxes) together with any related penalties, fines, additions to tax or interest imposed by the United States or any state, county, local or foreign government or subdivision or agency thereof; provided, however, that, subject to the accuracy in all material respects of the representations and warranties of the Stockholders and Cook set forth herein, the term Tax shall not include any Tax arising out of or relating to any of the following: the merger of DeWitt & Company, Incorporated, a Texas corporation with and into Holdings, the repurchase of shares of capital stock of Holdings from the Stockholders as contemplated by this Agreement, the issuance of shares of CheMatch to Cook, the exchange of shares of capital stock of CheMatch owned by Cook, the transactions contemplated by this Agreement related to Jorge A. Werlang or the other transactions contemplated by this Agreement to occur at the Closing.

         A.1.23 NO VIOLATIONS. Neither Holdings nor CheMatch is in violation of any Charter Document, and neither Holdings nor CheMatch, nor to the best knowledge of the Stockholders, is any other party thereto, in default under any Holdings/CheMatch Material Contract (the Holdings/CheMatch Material Contracts, together with the Charter Documents of those two companies, being referred to herein as the "Holdings/CheMatch Material Documents"); and, except as set forth in this Agreement, including without limitation the Schedules hereto, (i) the rights and benefits of Holdings and CheMatch under the Holdings/CheMatch Material Documents will not be materially and adversely affected by the transactions contemplated hereby and (ii) the execution of this Agreement and the agreements executed and to be executed pursuant hereto and the performance of the obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not result in any violation or breach or constitute a default under, any of the terms or provisions of the Holdings/CheMatch Material Documents or the Holdings/CheMatch Charter Documents. None of the Holdings/CheMatch Material Documents requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

         A.1.24 GOVERNMENT CONTRACTS. Neither Holdings nor CheMatch is a party to any governmental contract subject to price redetermination or renegotiation.

         A.1.25 ABSENCE OF CHANGES. Since the Holdings Balance Sheet Date, except as contemplated herein or as set forth on SCHEDULE A.1.25 there has not been:

                  (a) any damage, destruction or loss (whether or not covered by insurance) that would have a Holdings or CheMatch Material Adverse Effect;

                  (b) any change in the authorized capital of Old DeWitt or CheMatch or in their outstanding securities or any change in their ownership interests or any grant of any options, warrants, calls, conversion rights or commitments;

                  (c) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of Old DeWitt or CheMatch;

                  (d) any increase in the compensation, bonus, sales commissions or fee arrangement payable or to become payable by Old DeWitt or CheMatch to any of its officers, directors, stockholders, employees, consultants or agents, except for ordinary and customary bonuses and salary increases for employees in accordance with past practice, and except that Old DeWitt paid certain bonuses to certain of its officers;

                  (e) any work interruptions, labor grievances or claims filed, or any similar event or condition of any character, materially adversely affecting the business or future prospects of Holdings or CheMatch;

                  (f) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of CheMatch to any person, including without limitation the Stockholders and their Affiliates;

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

                  (g) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to CheMatch, including without limitation any indebtedness or obligation of the Stockholders or any Affiliate thereof, not including, however, the negotiation and adjustment of bills in the course of good faith disputes with customers and suppliers in a manner consistent with past practice;

                  (h) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of CheMatch or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (i) any purchase or acquisition of, or agreement, plan or arrangement to purchase or acquire, any property, rights or assets with a value in excess of $20,000 or outside of the ordinary course of business of CheMatch;

                  (j) any waiver of any material rights or claims of CheMatch;

                  (k) any material breach, amendment or termination of any Holdings/CheMatch Material Contract, license, permit or other right to which Holdings or CheMatch is a party;

                  (l) any other change that by itself or together with other changes, has had a CheMatch or Holdings Material Adverse Effect; or

                  (m) any other action by Holdings or CheMatch outside the ordinary course of businesses.

         A.1.26 BANK ACCOUNTS; POWERS OF ATTORNEY. SCHEDULE A.1.26 hereto sets forth an accurate list, as of the date of this Agreement, of:

                  (a) the name of each financial institution in which Holdings or CheMatch has any account or safe deposit box;

                  (b) the names in which the accounts or boxes are held;

                  (c) the type of account; and

                  (d) the name of each person authorized to draw thereon or have access thereto.

         SCHEDULE A.1.26 also sets forth the name of each person, corporation, firm or other entity holding a general or special power of attorney from Old DeWitt or CheMatch and a description of the terms of such power.

         A.1.27 RELATIONS WITH GOVERNMENTS. Neither Holdings nor CheMatch has made, offered or agreed to offer anything of value to any governmental official, political party or candidate for government office nor has it otherwise taken any action that would cause Holdings or CheMatch to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any law of similar effect.



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         A.1.28 APPRAISAL. The valuation of Old DeWitt referred to in Section
6.16 of the Agreement has been prepared by a third party independent of, and not affiliated with, Old DeWitt, CheMatch and each of the Stockholders and, to the knowledge of the Stockholders, such valuation is complete and accurate in all material respects and accurately reflects the value of Old DeWitt as of the date(s) set forth in such valuation.

         A.1.29 DISCLOSURE. No representation or warranty by Holdings or the Stockholders contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, PetroChemNet pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

         A.1.30 ABSENCE OF CLAIMS AGAINST COMPANY. None of the Stockholders has any Claims against Holdings or CheMatch except for (a) items specifically identified on SCHEDULES A.1.11 and A.1.16 as being Claims of or obligations to the Stockholders and (b) continuing obligations to the Stockholders as employees of Holdings relating to his or her employment thereby. Cook has no Claims against Holdings or CheMatch except for (a) items specifically identified on SCHEDULES A.1.11 and A.1.16 as being Claims of or obligations to Cook and (b) continuing obligations to Cook as an employee of CheMatch relating to his employment thereby.

         A.1.31 COMPLETE COPIES OF MATERIALS. Each of Holdings and CheMatch has delivered or made available in writing to PetroChemNet true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the Schedules attached as part of this Appendix A or that has been requested by PetroChemNet or its counsel, except for certain proprietary information of Holdings that, by the terms of this Agreement, expressly is not required to be delivered to PetroChemNet.

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A.2        REPRESENTATIONS OF PETROCHEMNET

         A.2.1 DUE ORGANIZATION. PetroChemNet is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly authorized and qualified to do business under all applicable laws, regulations, ordinances and orders of public authorities to carry on their respective businesses in the places and in the manner as now conducted except for where the failure to be so authorized or qualified would not have a material adverse effect on the business, operations, affairs, prospects, properties, assets, profits or condition (financial or otherwise) of PetroChemNet (a "PetroChemNet Material Adverse Effect"). True, correct and complete copies of the Certificate of Incorporation and the By-laws, each, as amended, (collectively, the "PetroChemNet Charter Documents") of PetroChemNet have been delivered to Holdings. PetroChemNet is not in violation of any PetroChemNet Charter Document. The minute books of PetroChemNet as heretofore made available to the Stockholders and Cook, are correct and complete in all material respects, and reflect all resolutions adopted by its incorporators, stockholders and directors (including by any committees of its board of directors).

         A.2.2 AUTHORIZATION; VALIDITY OF OBLIGATIONS. The representatives of PetroChemNet executing this Agreement have the corporate power and authority to enter into and bind PetroChemNet to the terms of this Agreement. PetroChemNet has the full legal right, corporate or other power and authority to enter into this Agreement and the transactions contemplated hereby. The execution and delivery of this Agreement by PetroChemNet and the performance by PetroChemNet of the transactions contemplated herein have been duly and validly authorized by the Board of Directors of PetroChemNet and, to the extent required by law or the PetroChemNet Charter Documents, by the shareholders of PetroChemNet, and this Agreement has been duly and validly authorized by all necessary corporate action. This Agreement is a legal, valid and binding obligation of PetroChemNet enforceable against PetroChemNet in accordance with its terms. Subject to the accuracy in all material respects of the representations and warranties of the Stockholders as they relate to Holdings and Old DeWitt contained herein, this Agreement is, and each of the documents contemplated to be executed and delivered by Holdings to the Stockholders and/or Cook in connection with the transactions contemplated hereby will be, upon such execution and delivery thereof by Holdings, enforceable against Holdings in accordance with its and their terms.

         A.2.3 NO CONFLICTS. The execution, delivery and performance of this Agreement, the consummation of any transactions herein referred to or contemplated by and the fulfillment of the terms hereof will not:

                  (a) conflict with, or result in a breach or violation of the Certificate of Incorporation or By-laws of PetroChemNet;

                  (b) materially conflict with, or result in a material default (or an event which would constitute a default but for any requirement of notice or lapse of time or both) under any document, agreement or other instrument to which PetroChemNet is a party, or result in the creation or imposition of any lien, charge or encumbrance on any of PetroChemNet's properties pursuant to (i) any law or regulation to which either PetroChemNet or any of its property is subject, or (ii) any judgment, order or decree to which PetroChemNet is bound or any of its property is subject;

                  (c) result in termination or any impairment of any material permit, license, franchise, contractual right or other authorization of PetroChemNet; or

                  (d) violate any law, order, judgment, rule or regulation to which PetroChemNet is subject or by which PetroChemNet is bound, except that no representation or warranty is made with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           A.2.4 CONFORMITY WITH LAW. PetroChemNet has not violated any law or regulation or any order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over either it which would have a Material Adverse Effect on PetroChemNet, except that no representation or warranty is made with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976. There are no material claims, actions, suits or proceedings, pending or, to the knowledge of PetroChemNet, threatened, against or affecting PetroChemNet, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over it and no notice of any claim, action, suit or proceeding, whether pending or threatened, has been received which, if decided adversely to PetroChemNet could have a Material Adverse Effect on PetroChemNet.

           A.2.5 CAPITALIZATION OF PETROCHEMNET AND OWNERSHIP OF COMPANY COMMON STOCK. The authorized capital stock of PetroChemNet consists of 20,000 shares of PetroChemNet Common Stock, of which 7,032 shares are issued and outstanding as of the date hereof, and (ii) warrants, options and other rights to purchase securities convertible into 5,277 shares of PetroChemNet Common Stock. All of the issued and outstanding shares of capital stock of PetroChemNet have been duly authorized and validly issued, are fully paid and nonassessable and are owned of record and beneficially in the amounts set forth on Annex III hereto free and clear of all liens, encumbrances and claims of every kind. All of the outstanding shares of capital stock of PetroChemNet have been offered, issued, sold and delivered by it in compliance with all applicable state and federal laws concerning the issuance of securities. Further, none of such shares were issued in violation of the preemptive rights of any stockholders.

         A.2.6 TRANSACTIONS IN CAPITAL STOCK. Except as set forth in Section A.2.5, no option, warrant, call, subscription right, preemptive right, conversion right or other contract or commitment of any kind exists which may obligate PetroChemNet to issue, sell or otherwise cause to become outstanding any shares of capital stock or other equity securities of PetroChemNet. Except as disclosed on SCHEDULE 2.6 hereto, PetroChemNet has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its equity securities or any interests therein or to pay any dividend or make any distribution in respect thereof.

         A.2.7 FINANCIAL STATEMENTS. PetroChemNet has provided to the Stockholders and Cook true, complete and correct copies of PetroChemNet's Balance Sheet (the "PetroChemNet March Balance Sheet") as of March 31, 1999 (hereinafter referred to as the "PetroChemNet Balance Sheet Date") and Statements of Income for the three-month period then ended (collectively, the "PetroChemNet Financial Statements"). The PetroChemNet Financial Statements have been prepared from the books and records of PetroChemNet and present fairly the financial position of PetroChemNet as of the dates thereof and the results of operations for the periods covered thereby, subject to normal year-end adjustments, which in the aggregate would not be material in amount or effect, and to customary footnote information which, if included might affect the interpretation of the information included thereon.

         A.2.8 LIABILITIES AND OBLIGATIONS.

                  (a) Except as disclosed on SCHEDULE A.2.8(a) attached hereto, PetroChemNet is not liable for or subject to any liabilities except for:

                           (i) those liabilities reflected on the PetroChemNet
                  March Balance Sheet and not heretofore paid or discharged;

                           (ii) those liabilities arising in the ordinary course
                  of its business consistent with past practice under any contract, commitment or agreement specifically disclosed in this Agreement or not required to be disclosed in this Agreement because of the term or amount involved or otherwise; and

                           (iii) those liabilities incurred, consistent with
                  past practice, in the ordinary course of business and either not required to be shown on the PetroChemNet March Balance Sheet or arising since the PetroChemNet Balance Sheet Date, which liabilities in the aggregate are of a character and magnitude consistent with past practice.

         For purposes of this Section A.2.8, the term "liabilities" shall include without limitation any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

         A.2.9 NO VIOLATIONS. PetroChemNet is not in violation of any Charter Document, and to the best knowledge of PetroChemNet, neither PetroChemNet nor any other party thereto, is in default under any material contracts, commitments, leases, instruments, agreements, licenses or permits to which PetroChemNet is a party or to or by which it or its properties are subject or bound (including without limitation contracts with significant customers, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, options to purchase land, liens, pledges or other security agreements) (collectively, the "PetroChemNet Material Contracts"); and except as set forth in this Agreement, including without limitation the Schedules hereto, (i) the rights and benefits of PetroChemNet under the Material Contracts will not be materially and adversely affected by the transactions contemplated hereby and (ii) the execution of this Agreement and the agreements executed and to be executed pursuant hereto and the performance of the obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby will not result in any violation or breach or constitute a default under, any of the terms or provisions of the Material Contracts or the Charter Documents of PetroChemNet. None of the Material Contracts of PetroChemNet requires notice to, or the consent or approval of, any governmental agency or other third party to any of the transactions contemplated hereby to remain in full force and effect or give rise to any right to termination, cancellation or acceleration or loss of any right or benefit.

         A.2.10 ABSENCE OF CHANGES. Since the PetroChemNet Balance Sheet Date, except as contemplated herein, in the Battery Documents, or as set forth on SCHEDULE A.2.10 there has not been:

                  (a) any damage, destruction or loss (whether or not covered by insurance) that would have a PetroChemNet Material Adverse Effect;

                  (b) any change in the authorized capital of PetroChemNet or in its outstanding securities or any change in its ownership interest or any grant of any options, warrants, calls, conversion rights or commitments;

                  (c) any declaration or payment of any dividend or distribution in respect of the capital stock or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of PetroChemNet;

                  (d) any sale or transfer, or any agreement to sell or transfer, any material assets, property or rights of PetroChemNet to any person, including without limitation its officers, directors, stockholders and their respective Affiliates;

                  (e) any cancellation, or agreement to cancel, any indebtedness or other obligation owing to PetroChemNet, including without limitation any indebtedness or obligation of any of its officers, directors, stockholders or their respective Affiliates, not including, however, the negotiation and adjustment of bills in the course of good faith disputes with customers and suppliers in a manner consistent with past practice;

                  (f) any plan, agreement or arrangement granting any preferential rights to purchase or acquire any interest in any of the assets, property or rights of PetroChemNet or requiring consent of any party to the transfer and assignment of any such assets, property or rights;

                  (g) any waiver of any material rights or claims of PetroChemNet;

                  (h) any other change that by itself or together with other changes, has had a PetroChemNet Material Adverse Effect; or

                  (i) any other action by PetroChemNet outside the ordinary course of businesses.

         A.2.11 DISCLOSURE. No representation or warranty by PetroChemNet contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, the Stockholders, Cook, Holdings or CheMatch pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

         A.2.12 ABSENCE OF CLAIMS AGAINST COMPANY. None of the stockholders of PetroChemNet has any Claims against PetroChemNet except for (a) items specifically identified on SCHEDULE A.2.8 as being Claims of or obligations to the stockholders and (b) continuing obligations to the stockholders as employees of PetroChemNet relating to his or her employment thereby.

         A.2.13 COMPLETE COPIES OF MATERIALS. PetroChemNet has delivered or made available in writing to the Stockholders and Cook true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the Schedules attached as part of this Appendix A or that has been requested by the Stockholders or Cook or their counsel.